                                                                     Exhibit 2.1

                               FIRST AMENDMENT OF
                      AGREEMENT AND PLAN OF REORGANIZATION

     This First Amendment of Agreement and Plan of Reorganization ("First Amendment") is effective as of February 26, 2002, by and between LineSoft Corporation, a Washington corporation (the "Company"), LS Combination, Inc., a Washington corporation and wholly owned subsidiary of Itron (the "Combination Company"), and Itron, Inc., a Washington corporation ("Itron").

                                    RECITALS

     A. On or about February 14, 2002, the Company, the Combination Company and Itron entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization").

     B. The purpose of this First Amendment is to set forth the terms and conditions upon which the Company, Combination Company and Itron will modify the terms of the Agreement and Plan of Reorganization. NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

1.   AMENDMENT; DEFINITIONS

     1.1  Amendment

     The Agreement and Plan of Reorganization is amended as set forth herein. Except as specifically provided for in this First Amendment, all of the terms and conditions of the Agreement and Plan of Reorganization and each of the other documents related to the Agreement and Plan of Reorganization shall remain in full force and effect.

     1.2  Definitions

     Capitalized terms shall have the meanings given to them in the Agreement and Plan of Reorganization, except as otherwise defined in this First Amendment or as the context otherwise requires.

2.   AMENDMENTS TO AGREEMENT AND PLAN OF REORGANIZATION

     2.1  Amendment to Section 3.1(a)

     Section 3.1(a) of the Agreement and Plan of Reorganization is hereby deleted in its entirety and replaced with the following:

     (a)(i) Cancellation of Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time of the Merger, if any, shall be cancelled and extinguished as of the Effective Time of the Merger, without any conversion thereof and no amount or other consideration shall be delivered or deliverable in exchange therefor.

     (a)(ii) Conversion of Combination Company Shares. All shares of stock of the Combination Company issued and outstanding immediately prior to the Effective Time of the Merger shall, in the aggregate, be converted automatically into one share of the Surviving Corporation as of the Effective Time of the Merger.

     2.2  Amendment to Section 3.1(d)

     Section 3.1(d) of the Agreement and Plan of Reorganization is hereby deleted in its entirety and replaced with the following:

     (d) Deposit of Escrowed Funds. Notwithstanding the foregoing and the provisions of this Article III, and subject to the effectiveness of the Merger, One Million Dollars ($1,000,000) of the Cash Portion, shall be deposited in the Escrow with Mellon Investor Services LLC (the "Escrow Agent"), to be held and administered in accordance with the Escrow Agreement, such Escrow to be withheld and deducted, pro rata, from the Initial Merger Consideration otherwise issuable to each Company Shareholder, other than GFI, at the Effective Time of the Merger in the amounts or proportions as set forth on Exhibit D attached hereto. By approving the Merger at the Company Shareholders Meeting or by delivering their certificates representing any of the Company Shares to the Exchange Agent in accordance with the provisions of Section 3.3, the Company Shareholders shall agree to be bound with respect to the indemnification obligations of the Company Shareholders, the authority of the Shareholders' Representatives to act on behalf of all Company Shareholders and the procedures set forth in Article X, and the Escrow shall be available to satisfy the indemnification obligations of the Company Shareholders, other than GFI, pursuant to Article X.

     2.3  Amendment to Section 3.3(a)

     Section 3.3(a) of the Agreement and Plan of Reorganization is hereby deleted in its entirety and replaced with the following:

     (a) Exchange Agent. Prior to the Effective Time of the Merger, Itron shall engage Mellon Investor Services LLC to act as exchange agent (the "Exchange Agent") for the issuance of the Merger Consideration upon surrender of the Certificates.

3.   GENERAL PROVISIONS

     3.1  Survival of Agreement and Plan of Reorganization

     Except as modified herein, the terms and conditions of the Agreement and Plan of Reorganization and each of the other documents related to the Merger shall survive as specified therein.

     3.2  Counterparts

     This First Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company, the Combination Company and Itron have caused this First Amendment to be duly executed as of the date first written above.

                          Company:

                          LINESOFT CORPORATION

                          By    /s/ Fred A. Brown
                                ------------------------------------------------
                          Its   President
                                ------------------------------------------------

                          By    /s/ Johnny Humphreys
                                ------------------------------------------------
                          Its   Chairman of the Board
                                ------------------------------------------------

                          Combination Company:

                          LS COMBINATION, INC.

                          By    /s/ David G. Remington
                                ------------------------------------------------
                          Its   President
                                ------------------------------------------------

                          Itron:

                          ITRON, INC.

                          By    /s/ David G. Remington
                                ------------------------------------------------
                          Its   Vice President of Finance and Chief Financial
                                ------------------------------------------------
                                Officer
                                ------------------------------------------------

================================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  By and Among

                              LINESOFT CORPORATION,

                              LS COMBINATION, INC.

                                       and

                                   ITRON, INC.

                                February 14, 2002

================================================================================

                                Table of Contents
                                -----------------

                                                                                                         Page
ARTICLE I    DEFINITIONS .............................................................................      2

ARTICLE II   THE MERGER ..............................................................................     10
     SECTION 2.1.   The Merger .......................................................................     10
     SECTION 2.2.   Effective Time ...................................................................     10
     SECTION 2.3.   Effects of the Merger ............................................................     10
     SECTION 2.4.   Articles of Incorporation and Bylaws .............................................     11
     SECTION 2.5.   Directors and Officers ...........................................................     11
     SECTION 2.6.   Step Two Merger ..................................................................     11

ARTICLE III  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
             CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES ......................................     12
     SECTION 3.1.   Effect on Capital Stock ..........................................................     12
     SECTION 3.2.   Earnout Payments .................................................................     17
     SECTION 3.3.   Exchange of Certificates .........................................................     20
     SECTION 3.4.   Stock Transfer Books .............................................................     22
     SECTION 3.5.   Certain Adjustments ..............................................................     22
     SECTION 3.6.   Reorganization ...................................................................     22

ARTICLE IV   REPRESENTATIONS AND WARRANTIES ..........................................................     23
     SECTION 4.1.   Representations and Warranties of the Company ....................................     23
     SECTION 4.2.   Representations and Warranties of Itron and the Combination Company ..............     41

ARTICLE V    COVENANTS OF THE COMPANY ................................................................     44
     SECTION 5.1.   Conduct of Business ..............................................................     45
     SECTION 5.2.   Dividends; Changes in Capital Stock ..............................................     45
     SECTION 5.3.   Issuance of Securities ...........................................................     46
     SECTION 5.4.   Governing Documents ..............................................................     46
     SECTION 5.5.   No Acquisitions ..................................................................     46
     SECTION 5.6.   No Dispositions ..................................................................     46
     SECTION 5.7.   Indebtedness .....................................................................     46
     SECTION 5.8.   Claims ...........................................................................     46
     SECTION 5.9.   Other Actions ....................................................................     46
     SECTION 5.10.  Consents .........................................................................     46

ARTICLE VI   ADDITIONAL AGREEMENTS ...................................................................     47
     SECTION 6.1.   Shareholder Approval; Preparation of Registration Statement ......................     47
     SECTION 6.2.   Access to Information; Confidentiality ...........................................     48
     SECTION 6.3.   Commercially Reasonable Efforts; Notification ....................................     49
     SECTION 6.4.   Fees and Expenses ................................................................     50
     SECTION 6.5.   Public Announcements .............................................................     50
     SECTION 6.6.   Agreement to Defend ..............................................................     50
     SECTION 6.7.   Other Actions ....................................................................     51
     SECTION 6.8.   Retention Plan; Business Integration Plan ........................................     51
     SECTION 6.9.   Indemnification ..................................................................     51

     SECTION 6.10.     Blue Sky ...........................................................    51
     SECTION 6.11.     The Combination Company and the Interim Surviving Corporation ......    51
     SECTION 6.12.     Conduct of Business During the Earnout Period ......................    51
     SECTION 6.13.     Employee Matters ...................................................    52
     SECTION 6.14      Tax Matters ........................................................    52
     SECTION 6.15.     Itron Consents .....................................................    53

ARTICLE VII       CONDITIONS PRECEDENT ....................................................    53
     SECTION 7.1.      Conditions to Each Party's Obligation to Effect the Merger .........    53
     SECTION 7.2.      Conditions of Itron ................................................    54
     SECTION 7.3.      Conditions of the Company ..........................................    56

ARTICLE VIII      TERMINATION, AMENDMENT AND WAIVER .......................................    57
     SECTION 8.1.      Termination ........................................................    57
     SECTION 8.2.      Effect of Termination ..............................................    58
     SECTION 8.3.      Amendment ..........................................................    58
     SECTION 8.4.      Extension; Waiver ..................................................    58
     SECTION 8.5.      Procedure for Termination, Amendment, Extension or Waiver ..........    59

ARTICLE IX        NO SOLICITATION; BOARD FIDUCIARY DUTY ...................................    59
     SECTION 9.1.      No Solicitation ....................................................    59
     SECTION 9.2.      Termination of Current Discussions .................................    59
     SECTION 9.3.      Fiduciary Duty; Recommendation of Merger ...........................    60

ARTICLE X         INDEMNIFICATION .........................................................    60
     SECTION 10.1.     Indemnification by Company Shareholders ............................    60
     SECTION 10.2.     Indemnification by Itron ...........................................    61
     SECTION 10.3.     Claims Between the Parties .........................................    61
     SECTION 10.4.     Third Party Claims .................................................    63
     SECTION 10.5.     Time Limit .........................................................    64
     SECTION 10.6.     Limitations ........................................................    65
     SECTION 10.7.     Shareholders' Representatives ......................................    65
     SECTION 10.8.     Actions of the Shareholders' Representatives .......................    66

ARTICLE XI        GENERAL PROVISIONS ......................................................    66
     SECTION 11.1.     Survival of Representations and Warranties .........................    66
     SECTION 11.2.     Notices ............................................................    66
     SECTION 11.3.     Interpretation .....................................................    68
     SECTION 11.4.     Counterparts; Facsimile Execution ..................................    69
     SECTION 11.5.     Entire Agreement; No Third-Party Beneficiaries Except the
                       Company Shareholders & the Shareholders' Representatives ...........    69
                                            -----------------------------------
     SECTION 11.6.     Governing Law; Venue ...............................................    69
     SECTION 11.7.     Assignment .........................................................    69
     SECTION 11.8.     Enforcement of this Agreement ......................................    69
     SECTION 11.9.     Severability .......................................................    69

                             EXHIBITS AND SCHEDULES

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         Schedules:
         ----------

             Company Disclosure Schedule

             3.1(e)   Net Working Capital Adjustment Rules

             3.2      Calculation of Earnout Payment

             4.1(i)   Financial Statements

             6.12     Incentive Compensation Pegs

             7.2(d)   Material Contracts

             10.6     Share of Initial Merger Consideration and Indemnification

         Exhibits
         --------

             A        Form of Escrow Agreement

             B        Articles of Incorporation of the Surviving Corporation

             C        Bylaws of the Surviving Corporation

             D        Allocation of Merger Consideration

             E        LineSoft Product Line Projected Revenues

             F        Form of Opinion of Preston Gates & Ellis

             G        Form of Opinion of Perkins Coie LLP

             H-1      Form of Itron Officers Tax Certificate

             H-2      Form of LineSoft Officers Tax Certificate

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 14, 2002 (this "Agreement"), by and among LINESOFT CORPORATION, a Washington corporation
       ---------
(the "Company"), LS COMBINATION, INC., a Washington corporation and wholly-owned
      -------
subsidiary of Itron (the "Combination Company"), and ITRON, INC., a Washington
                          -------------------
corporation ("Itron").
              -----


                                    RECITALS


         WHEREAS, the parties hereto desire to consummate a merger whereby the Combination Company will be merged with and into the Company (the "Merger"), all
                                                                   ------
upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Washington Business Corporation Act, as amended (the "WBCA"), whereby the Company Shareholders will receive cash and shares of Itron
 ----
common stock, no par value ("Itron Common Shares") at Closing in accordance with
                             -------------------
this Agreement;

         WHEREAS, the parties hereto intend that, as soon as practicable following the Merger, the Interim Surviving Corporation (as defined below) will merge with and into Itron (the "Step Two Merger," and together with the Merger,
                                ----------------
the "Mergers"), which shall be the ultimate surviving corporation in the Mergers;

         WHEREAS, the respective Boards of Directors of Itron, the Combination Company and the Company have reviewed the terms of the Merger;

         WHEREAS, for federal income tax purposes, it is intended that, together, the Mergers will qualify as a reorganization within the meaning of
Section 368(a) of the Code;

         WHEREAS, it is anticipated that concurrently with the execution of this Agreement, GFI, Fred A. Brown and Itron will enter into an agreement whereby each of GFI and Fred A. Brown will support the Merger and grant a proxy to Itron for purposes of voting their respective interests in the Company at the Company Shareholders Meeting in favor of the Merger;

         WHEREAS, the Company shall agree to hold the Company Shareholders Meeting (as defined below) within thirty (30) days' from the date of this Agreement, at which those Company Shareholders who are not Accredited Investors (as defined below) will vote whether to approve the Merger in consideration for all cash and those Company Shareholders who are Accredited Investors will vote whether to approve the Merger in consideration for part cash and part shares of Itron Common Shares;

         WHEREAS, the parties hereto have agreed that, as partial security for the indemnification provided hereunder by the Company Shareholders to Itron, an escrow (the "Escrow") in the amount of One Million Dollars ($1,000,000) shall be
             ------
established in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"); and
                   ---------       ----------------

         WHEREAS, Itron, the Combination Company and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    AGREEMENT

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, unless otherwise defined herein, capitalized terms and terms listed herein shall have the following meanings:


         "Accounting Arbitrator" shall mean the independent accounting firm to
          ---------------------
be mutually designated by GFI and Itron from time to time as necessary pursuant to Section 3.2(b).
   --------------

         "Accredited Investors" shall have the meaning as such term is defined
          --------------------
in the SEC Rule 501 under the Securities Act of 1933, as amended.


         "Affiliate" shall mean, with respect to any Person, (i) any Person who
          ---------
is a director, executive officer or the equivalent of that Person, (ii) any Person who directly or indirectly holds a ten percent (10%) or greater equity position in that Person, whether through shares, partnership interests, limited liability company interests, or otherwise, (iii) any Person in whom that Person holds, directly or indirectly, a ten percent (10%) or greater equity position, whether through shares, partnership interests, limited liability company interests, or otherwise, and (iv) any Person that controls that Person or any Person controlled by that Person, in either case directly or indirectly.


         "Agreement" shall have the meaning as given in the Preamble hereto.
          ---------

         "Application Software" shall have the meaning as given in Section
          --------------------                                     -------
4.1(l).
------

         "Assets" shall mean all of the properties and assets owned, leased, or
          ------
licensed by the Company, except for the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

         "Business Condition" with respect to any entity shall mean the assets,
          ------------------
business, financial condition or results of operations (without giving effect to the consequences of the Merger contemplated by this Agreement) of such entity and its subsidiaries, if any, taken as a whole.

         "Business Day" shall mean a day other than a Saturday, a Sunday, or a
          ------------
day on which banks in Seattle, Washington are permitted or required by law to close.

         "Cash Portion" shall have the meaning as given in Section 3.1(b).
          ------------                                     -------------

         "Certificate" shall have the meaning as given in Section 3.3(c).
          -----------                                     -------------

         "Chapter 23B.13" shall have the meaning as given in Section 3.1(f).
          --------------                                     -------------

         "Claim Notice" shall mean a written notice in reasonable detail of the
          ------------
facts and circumstances that form the basis of an indemnification claim hereunder and setting forth an estimated range or amount of the potential Losses, if possible, and the sections of this Agreement upon which the claim for indemnification for such Losses is based.

         "Closing" shall have the meaning as given in Section 2.2.
          -------                                     -----------

         "Closing Date" shall have the meaning as given in Section 2.2.
          ------------                                     -----------

         "Closing Statement" shall have the meaning as given in Section 3.1(e).
          -----------------                                     -------------

         "COBRA" shall mean the health care continuation provisions of the
          -----
Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

         "Combination Company" shall mean LS Combination, Inc., a Washington
          -------------------
corporation.

         "Company" shall mean LineSoft Corporation, a Washington corporation.
          -------

         "Company Common Stock" shall have the meaning as given in Section
          --------------------                                     -------
4.1(b).
-----

         "Company Disclosure Schedule" shall mean a document referring
          ---------------------------
specifically to the representations and warranties in this Agreement that is delivered by the Company to Itron prior to the execution of this Agreement.

         "Company Intellectual Property Registrations" shall have the meaning as
          -------------------------------------------
given in Section 4.1(l).
         -------------

         "Company Intellectual Property Rights" shall have the meaning as given
          ------------------------------------
in Section 4.1(l).
   -------------

         "Company's Knowledge" shall mean the actual knowledge, with an
          -------------------
obligation to conduct a reasonable inquiry, of Fred A. Brown, Steve Helmbrecht, Roger Keune, Gregory Bennett, Fred Behrmann, Tanya Miller and William Hubbard.

         "Company Permits" shall have the meaning as given in Section 4.1(k).
          ---------------                                     -------------

         "Company Shares" shall mean the issued and outstanding shares of
          --------------
capital stock of the Company as of the Closing Date.

         "Company Shareholder Accredited Investors" shall have the meaning as
          ----------------------------------------
given in Section 6.1(b).
         -------------

         "Company Shareholders" shall mean those individuals holding Company
          --------------------
Shares as of the Closing Date.

         "Company Shareholder Approval" shall have the meaning as given in
          ----------------------------
Section 4.1(c).
-------------

         "Company Shareholders Meeting" shall have the meaning as given in
          ----------------------------
Section 2.2.
-----------

         "Company Stock Option Plan" shall have the meaning as given in Section
          -------------------------                                     -------
4.1(a).
-----

         "Confidentiality Agreement" shall have the meaning as given in Section
                                                                        -------
6.2.
----

         "Consent" shall mean a consent, approval, Order, or authorization of,
          -------
or registration, declaration, or filing with, or exemption by any third party, including without limitation, by any Governmental Entity.


         "Contractual Documents" shall have the meaning as given in Section
          ---------------------                                     -------
4.1(c).
------

         "Control" shall mean, with respect to any specified Person, the power
          -------
to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Conversion Number" shall have the meaning as given in Section 3.1(b).
          -----------------                                     -------------

         "Counternotice" shall mean a written objection to a claim or payment
          -------------
setting forth the basis for disputing such claim or payment.

         "CPR Rules" shall have the meaning given in Section 10.3(b)(i).
          ---------                                  -----------------

         "Default" shall have the meaning as given in Section 4.1(c).
          -------                                     -------------

         "Domain Names" shall have the meaning as given in Section 4.1(l).
          ------------                                     -------------

         "Earnout Cash Portion" shall have the meaning as given in Section
          --------------------                                     -------
3.3(e).
-----
         "Earnout Correction Amount" shall have the meaning as given in Section
          -------------------------                                     -------
3.2(b).
-----

         "Earnout Interest Portion" shall have the meaning as given in Section
          ------------------------                                     -------
3.3(e).
-----

         "Earnout Payment" shall mean the payment by Itron to GFI of up to an
          ---------------
aggregate of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) during the Earnout Period in cash and Itron Common Shares, if at all, and calculated and paid in accordance with and subject to the manner set forth in Schedule 3.2
                                                                   ------------
and Section 3.2 (each such payment, an "Earnout Payment").
    -----------                         ---------------

         "Earnout Period" shall have the meaning as given in Section 3.3(a).
          --------------                                     -------------

         "Earnout Prepayment Amount" shall have the meaning as given in Section
          -------------------------                                     -------
3.2(e).
-----

         "Earnout Stock Portion" shall have the meaning as given in Section
          ---------------------                                     -------
3.2(d).
-----

         "Effective Time of the Merger" shall have the meaning as given in
          ----------------------------
Section 2.2.
-----------

         "Eligible Dissenting Shares" shall have the meaning as given in Section
          --------------------------                                     -------
3.1(f).
-----

         "Employee Benefit Plan" shall mean any retirement, pension, profit
          ---------------------
sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA), whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (a) that (i) is sponsored, maintained or contributed to by the Company or to which the Company is a party and that covers or benefits any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (b) with respect to which the Company has (or could have) any obligation or liability.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

         "Escrow" shall have the meaning as given in the Preamble hereto.
          ------

         "Escrow Agent" shall have the meaning as given in Section 3.1(d).
          ------------                                     -------------

         "Escrow Agreement" shall have the meaning as given in the Preamble
          ----------------
hereto.

         "Estimated Net Working Capital Adjustment" shall have the meaning as
          ----------------------------------------
given in Section 3.1(e).
         -------------

         "Exchange Agent" shall have the meaning as given in Section 3.3(a).
          --------------                                     --------------

         "Final Closing Statements" shall have the meaning as given in Section
          ------------------------                                     -------
3.1(e).
-----

         "Final Excess Decrease" shall have the meaning as given in Section
          ---------------------                                     -------
3.1(e)(v).
--------

         "Final Excess Increase" shall have the meaning as given in Section
          ---------------------                                     -------
3.1(e)(iii).
----------

         "Final NWCA Determination" shall have the meaning as given in Section
          ------------------------                                     -------
3.1(e)(iii).
----------

         "Final NWCA Payment" shall have the meaning as given in Section
          ------------------                                     -------
3.1(e)(iii).
----------

         "Financial Statements" shall have the meaning as given in Section
          --------------------                                     -------
4.1(i).
------

         "GAAP" shall mean generally accepted accounting principles established
          ----
by the American Institute of Certified Public Accountants.


         "GFI" shall mean OCM/GFI Power Opportunities Fund, L.P., a Delaware
          ---
limited partnership.

         "GFI Accountants" shall have the meaning as given in Section 3.2(b).
          ---------------                                     -------------

         "Governmental Entity" shall mean an administrative agency, court, or
          -------------------
commission or other governmental authority or instrumentality, whether domestic or foreign.


         "HIPAA" shall mean the Health Insurance Portability and Accountability
          -----
Act of 1997, as amended.

         "Itron" shall mean Itron, Inc., a Washington corporation.
          -----

         "Itron Accountants" shall have the meaning as given in Section 3.2(a).
          -----------------                                     -------------

         "Itron Common Shares" shall have the meaning as given in the Recitals
          -------------------
hereto.

         "Itron's Knowledge" shall mean the actual knowledge, with an obligation
          -----------------
to conduct a reasonable inquiry, of: LeRoy Nosbaum, David Remington, Brad Armitage, Bill Brown and Russ Fairbanks.


         "Itron SEC Documents" shall have the meaning as given in Section
          -------------------                                     -------
4.2(g).
-----

         "Itron Stock Portion" shall have the meaning as given in Section
          -------------------                                     -------
3.1(b).
------

         "Indemnified Parties" shall have the meaning as given in Section
          -------------------                                     -------
6.9(a).
-----

         "Initial Excess Decrease" shall have the meaning as given in Section
          -----------------------                                     -------
3.1(e)(i).
--------

         "Initial Excess Increase" shall have the meaning as given in Section
          -----------------------                                     -------
3.1(e)(i).
--------

         "Initial Merger Consideration" shall have the meaning as given in
          ----------------------------
Section 3.1(b).
-------------

         "Interim Surviving Corporation" shall have the meaning as given in
          -----------------------------
Section 2.1.
-----------

         "IRS" shall mean the United States Internal Revenue Service.
          ---

         "Leased Premises" shall mean all parcels of real estate subject to
          ---------------
leases to which the Company is a party as a lessee as identified on Section
                                                                    -------
4.1(r) of the Company Disclosure Schedule.
-----

         "LineSoft Product Line" shall mean the Company's Products and
          ---------------------
consulting and engineering services as of the Closing Date, which are described in Section 3.2(e) of the Company's Disclosure Schedule, together with
   -------------
enhancements and replacements thereto, as well as new products and services in the T&D Power Line Design and Engineering Market that are developed by Itron employees from time to time following the Effective Time of the Merger and during the Earnout Period LineSoft Product Line shall not include the products and services of Itron as of the date hereof and any products and services acquired by Itron after the date hereof by means of a purchase of a company, products and services, licenses or distribution rights, or otherwise.


         "LineSoft Revenue" shall have the meaning as given in Section 3.2(a).
          ----------------

         "LineSoft Revenue Dispute Notice" shall have the meaning as given in
          -------------------------------
Section 3.2(b).
-------------

         "Losses" shall mean actual losses, damages, liabilities, claims,
          ------
judgments, settlements, fines, costs, and expenses (including reasonable attorneys' fees) of any kind, minus: (i) any insurance proceeds received (less the fees and expenses incurred to obtain such proceeds) from a third party insurer (other than under insurance that is retrospectively rated or that is the economic equivalent of self-insurance); and (ii) any actual recovery from third parties (less the fees and expenses incurred to obtain such proceeds); provided,
                                                                       --------
however, that "Losses" shall not include any indirect and/or consequential
-------
losses or damages of any kind incurred by Itron and/or the Interim Surviving Corporation but shall include indirect and/or consequential losses or damages claimed by a third party and; provided, further, that in no event shall "Losses"
                              --------  -------
include the absence of or failure to realize any Tax benefit or failure to receive any Tax refund pending as of the date hereof.

         "Material Adverse Effect" shall mean, with respect to any entity or
          -----------------------
group of entities, a material adverse effect individually or in the aggregate on the Business Condition of such entity or group of entities, taken as a whole, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) relating to the industries in which the Company or Itron operate and not specifically relating to the Company or Itron, or (iii) resulting from the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby.

         "Material Contract" shall have the meaning as given in Section 4.1(d).
          -----------------                                     -------------

         "Merger" shall have the meaning as given in the Recitals hereto.
          ------

         "Merger Consideration" shall have the meaning as given in Section
          --------------------                                     -------
3.1(b).
-----

         "Merger Filings" shall have the meaning as given in Section 2.2.
          --------------                                     -----------

         "NASD" shall mean the National Association of Securities Dealers, Inc.
          ----

         "Nasdaq" shall mean the Nasdaq National Market.
          ------

         "NWCA Overpayment" shall have the meaning as given in Section
          ----------------                                     -------
3.1(e)(iv).
---------

         "NWCA Underpayment" shall have the meaning as given in Section
          -----------------                                     -------
3.1(e)(vi).
---------

         "Operative Documents" shall have the meaning as given in Section
          -------------------                                     -------
4.1(a).
-----
         "Order" shall mean a decree, judgment, injunction, ruling or other
          -----
order of a Governmental Entity having jurisdiction.

         "Payment Certificate" shall mean a written claim for payment of Losses
          -------------------
in reasonable detail and specifying the amount of such Losses.

         "Penalty Interest" shall have the meaning as given in Section 3.2(d).
          ----------------                                     -------------

         "Person" shall mean an individual, corporation, partnership, joint
          ------
venture, limited liability company, association, trust, unincorporated organization or other entity.

         "Preliminary Closing Balance Sheet" shall have the meaning as given in
          ---------------------------------
Section 3.1(d).
-------------

         "Products" shall have the meaning as given in Section 4.1(l)(ii).
          --------                                     -----------------

         "Registration Statement" shall have the meaning as given in Section
          ----------------------                                     -------
6.1(b).
-----

         "SEC" shall mean the United States Securities and Exchange Commission.
          ---

         "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

         "Shareholders' Representatives" shall have the meaning as given in
          -----------------------------
Section 10.7.
------------

         "Step Two Merger" shall have the meaning as given in the Recitals
          ---------------
hereto.

         "Step Two Merger Filings" shall have the meaning as given in Section
          -----------------------                                     -------
2.6.
---

         "Step Two Merger Effective Time" shall have the meaning as given in
          ------------------------------
Section 2.6.
-----------

         "Superior Proposal" shall have the meaning as given in Article IX.
          -----------------                                     ----------

         "Takeover Proposal" shall have the meaning as given in Article IX.
          -----------------                                     ----------

         "Tax" and "Taxes" shall mean (a) domestic or foreign federal, state or
          ---       -----
local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever (including, without limitation, any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, business and occupation, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (c) liability in respect of any items described in clause (a) or (b) payable by reason of contract assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any similar provision under law) or otherwise.


         "Tax Returns" shall mean any return, report or statement required to be
          -----------
filed with respect to any Tax (including any attachments thereto and any amendment thereof), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.


         "T&D Power Line Design and Engineering Market" shall mean the market
          --------------------------------------------
for the test and design products and services for the development, design, maintenance, testing, enhancement and evaluation of utility power transmission and distribution systems, power lines and substations including, but not limited to, software and database maintenance, system expansion, problem resolution and training, installation and maintenance of integrated design automation systems.


         "Technology" shall have the meaning as given in Section 4.1(l).
          ----------                                     -------------

         "Technology-Related Assets" shall have the meaning as given in Section
          -------------------------                                     -------
4.1(l).
-----

         "Third Party Claim" shall have the meaning as given in Section 10.4(a).
          -----------------                                     --------------

         "Third Party Licenses" shall have the meaning as given in Section
          --------------------                                     -------
4.1(l).
-----

         "Third Party Technologies" shall have the meaning as given in Section
          ------------------------                                     -------
4.1(l).
-----
         "2002 Threshold" shall have the meaning as given in Schedule 3.2.
          --------------                                     ------------

         "2003 Threshold" shall have the meaning as given in Schedule 3.2.
          --------------                                     ------------

         "2004 Threshold" shall have the meaning as given in Schedule 3.2.
          --------------                                     ------------

         "Voting Stock" shall mean any class or classes of capital stock
          ------------
pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).


         "Warrants" shall mean the options issued by the Company to GFI for
          --------
210,000 Company Shares and the warrants issued by the Company to Fred A. Brown for 475,000 Company Shares.

         "Warrant Settlement Agreement" shall have the meaning as given in
          ----------------------------
Section 5.2.
-----------

         "WBCA" shall have the meaning as given in the Preamble hereto.
          ----

                                   ARTICLE II

                                   THE MERGER


SECTION 2.1. The Merger. Upon the terms and subject to the conditions hereof and
             ----------
in accordance with the WBCA, the Combination Company shall be merged with and into the Company at the Effective Time of the Merger. Following the Merger, the separate corporate existence of the Combination Company shall cease and the Company shall continue as the surviving corporation (the "Interim Surviving
                                                          -----------------
Corporation") and shall succeed to and assume all the rights and obligations of
-----------
the Combination Company in accordance with the WBCA until the Step Two Merger, at which time Itron shall be the surviving corporation.


SECTION 2.2. Effective Time. As soon as practicable following the satisfaction
             --------------
or, to the extent permitted hereunder, waiver of the conditions set forth in
Article VII, the Interim Surviving Corporation shall file articles of merger and
-----------
a plan of merger as required by the WBCA with respect to the Merger (the "Merger
                                                                          ------
Filings") and other appropriate documents executed in accordance with the
-------
relevant provisions of the WBCA. The Merger shall become effective at such time as the Merger Filings are duly filed with the Washington Secretary of State, or at such later time as Itron and the Company shall agree should be specified in the Merger Filings (the time the Merger becomes effective being the "Effective
                                                                     ---------
Time of the Merger"). The closing of the Merger (the "Closing") shall take place
------------------                                    -------
at the offices of Preston Gates & Ellis LLP, 601 Riverside Avenue, Suite 1400, Spokane, Washington 99201-0636, on the date of the meeting of the Company Shareholders to approve the Merger (the "Company Shareholders Meeting"), or, if
                                         ----------------------------
any of the conditions set forth in Article VII have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as Itron and the Company shall agree (the "Closing Date").
                                                ------------

SECTION 2.3. Effects of the Merger. The Merger shall have the effects set forth
             ---------------------
herein and in Section 23B.11.060 of the WBCA. If at any time after the Effective Time of the Merger, the Company as the Interim Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Interim Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the

Company and the Combination Company, the Interim Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and the Combination Company, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Interim Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Interim Surviving Corporation are fully authorized in the name of the Company and the Combination Company or otherwise to take any and all such action.


SECTION 2.4. Articles of Incorporation and Bylaws.
             ------------------------------------

         (a) The Articles of Incorporation of the Combination Company, as in effect immediately prior to the Effective Time of the Merger as set forth in Exhibit A hereto, shall be the Articles of Incorporation of the Interim Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


         (b) The Bylaws of the Combination Company, as in effect immediately prior to the Effective Time of the Merger as set forth in Exhibit B hereto,
                                                          ---------
shall be the Bylaws of the Interim Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


SECTION 2.5. Directors and Officers. The directors and officers of the
             ----------------------
Combination Company shall, from and after the Effective Time of the Merger, be the directors and officers of the Interim Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Interim Surviving Corporation's Articles of Incorporation and Bylaws.


SECTION 2.6. Step Two Merger.
             ---------------

         (a) As soon as practicable following the Closing Date, but in no event later than three (3) months after the Closing Date, the Interim Surviving Corporation shall be merged directly with and into Itron in accordance with the WBCA. Following the Step Two Merger, the separate corporate existence of the Interim Surviving Corporation shall cease and Itron shall succeed to and assume all the rights and obligations of the Interim Surviving Corporation in accordance with the WCBA.

         (b) The Step Two Merger shall be consummated by Itron filing articles of merger and a plan of merger as required by the WBCA with respect to the Step Two Merger (the "Step Two Merger Filings") and other appropriate documents
                 -----------------------
executed in accordance with the relevant provisions of the WBCA. The Step Two Merger shall become effective at such time as the Step Two Merger Filings are duly filed with the Washington Secretary of State (the "Step Two Merger
                                                        ---------------
Effective Time").
--------------

         (c) The Step Two Merger shall have the effects set forth herein and in
Section 23B.11.060 of the WBCA. If at any time after the Step Two Merger Effective Time, Itron shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Itron, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Interim Surviving Corporation and Itron, Itron and its proper officers and directors, in the name and on behalf of the Interim Surviving Corporation and Itron, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in Itron and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of Itron are fully authorized in the name of the Interim Surviving Corporation and Itron or otherwise to take any and all such action.


         (d) The Articles of Incorporation of Itron, as in effect immediately prior to the Step Two Merger Effective Time, shall be the Articles of Incorporation of Itron following the Step Two Merger until thereafter changed or amended as provided therein or by applicable law. The Bylaws of Itron, as in effect immediately prior to the Step Two Merger Effective Time, shall continue to be the Bylaws of Itron following the Step Two Merger until thereafter changed or amended as provided therein or by applicable law.

         (e) The directors and officers of Itron immediately prior to the Step Two Merger Effective Time shall continue to be the directors and officers of Itron following the Step Two Merger and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Itron's Articles of Incorporation and Bylaws.


                                   ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES


SECTION 3.1. Effect on Capital Stock. As of the Effective Time of the Merger, by
             -----------------------
virtue of the Merger and without any action on the part of the Company, the Combination Company, Itron or the holders of any Company Shares or capital stock of Combination Company:


         (a) Cancellation of Treasury Stock. All shares of capital stock of the
             ------------------------------
Company held in the treasury of the Company immediately prior to the Effective Time of the Merger, if any, shall be cancelled and extinguished as of the Effective Time of the Merger, without any conversion thereof and no amount or other consideration shall be delivered or deliverable in exchange therefor.

         (b) Conversion of the Company Shares. The Company Shares issued and
             --------------------------------
outstanding immediately prior to the Effective Time of the Merger, other than Company Shares for which dissenters' rights are perfected, or that are cancelled as provided in Section 3.1(a), upon the surrender of the certificates formerly
               -------------
representing such Company Shares pursuant to Section 3.3, shall be converted
                                             -----------
automatically into the right to receive in the aggregate:


             (i) on the Closing Date, subject to the Escrow and the Net Working Capital Adjustment, if any, as provided in Sections 3.1(c) and 3.1(d),
                                                    --------------      ------
         respectively, and less the
         aggregate amount to be paid to any Company Shareholders who perfect their dissenters' rights with respect to the Merger in accordance with Chapter 23B.13; provided, that, if such amount has not been ascertained
                         --------
         by the Closing Date, then less the amount payable to Company Shareholders who have delivered written notice of their intent to demand payment to the Company and have not voted in favor of the Merger pursuant to Chapter 23B.13, (A) an amount of cash equal to Twenty-One Million Dollars ($21,000,000) (the "Cash Portion"), plus (B) an
                                             ------------
         aggregate number of validly issued, fully paid and nonassessable shares of Itron Common Shares equal to the number determined by dividing (1) Twenty-One Million Dollars ($21,000,000), by (2) the Conversion Number (as defined below) (the "Itron Stock Portion," and together with the
                                  -------------------
         Cash Portion, the "Initial Merger Consideration"); plus
                            ----------------------------

                  (ii) following each Earnout Period, the Earnout Payments, if any, calculated in accordance with the provisions of Schedule 3.2 and
                                                              ------------
         Section 3.2 (the Initial Merger Consideration together with any Earnout
         -----------
         Payments that become payable hereunder, the "Merger Consideration").
                                                      --------------------

         For purposes of this Agreement, the "Conversion Number" shall mean the
                                              -----------------
average closing price of the Itron Common Shares as publicly reported by Nasdaq as of 4:00 p.m. Eastern Standard Time on the twenty (20) trading days prior to the fifth (5th) trading day prior to the Closing Date; provided, however, that,
                                                       --------  -------
(X) if such average closing price is greater than Thirty-Two Dollars ($32.00), then the Conversion Number shall be Thirty-Two Dollars ($32.00), and (Y) if such average closing price is less than Twenty-Two Dollars ($22.00), then the Conversion Number shall be Twenty-Two Dollars ($22.00).

         Pursuant to Section 3.3(b), following adjustments for the Escrow and
                     -------------
the Net Working Capital Adjustment, if any, as provided in Sections 3.1(d) and
                                                           --------------
3.1(e), respectively, the Cash Portion of the Initial Merger Consideration shall
-----
be payable at Closing by wire transfer of immediately available funds and the Itron Stock Portion of the Initial Merger Consideration shall be payable and issuable to the Company Shareholders at Closing, each in the amounts or proportions as set forth on Exhibit D attached hereto.
                            ---------

         All such Company Shares shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration. At the Effective Time of the Merger, the holders of any Company Shares outstanding immediately prior to the Effective Time of the Merger shall cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration and as otherwise provided herein or pursuant to any rights of dissent under the WBCA.

         (c) No Fractional Itron Shares. No fractional shares of Itron Common
             --------------------------
Shares shall be issued in the Merger either as the Initial Merger Consideration or as part of any Earnout Payment. All fractional shares of Itron Common Shares that a Company Shareholder would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share of Itron Common Shares results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (A) the closing sale price per share of a share of Itron Common Shares on Nasdaq as of the first (1/st/) trading day immediately preceding the Effective Time of the Merger, by (B) the fraction of a share of Itron Common Shares to which such holder would otherwise have been entitled to receive pursuant to this Agreement. No such cash in lieu of fractional shares of Itron Common Shares shall be paid to any holder of fractional Itron Common Shares with respect to the Initial Merger Consideration until that holder's Certificates are surrendered and exchanged in accordance with this Section 3.1.
          -----------

         (d) Deposit of Escrowed Funds. Notwithstanding the foregoing and the
             -------------------------
provisions of this Article III, and subject to the effectiveness of the Merger,
                   -----------
One Million Dollars ($1,000,000) of the Cash Portion, shall be deposited in the Escrow with J.P. Morgan Trust Company, National Association (the "Escrow
                                                                  ------
Agent"), to be held and administered in accordance with the Escrow Agreement,
-----
such Escrow to be withheld and deducted, pro rata, from the Initial Merger Consideration otherwise issuable to each Company Shareholder, other than GFI, at the Effective Time of the Merger in the amounts or proportions as set forth on Exhibit D attached hereto. By approving the Merger at the Company Shareholders
---------
Meeting or by delivering their certificates representing any of the Company Shares to the Exchange Agent in accordance with the provisions of Section 3.3,
                                                                  -----------
the Company Shareholders shall agree to be bound with respect to the indemnification obligations of the Company Shareholders, the authority of the Shareholders' Representatives to act on behalf of all Company Shareholders and the procedures set forth in Article X, and the Escrow shall be available to
                            ---------
satisfy the indemnification obligations of the Company Shareholders, other than GFI, pursuant to Article X.
                 ---------

         (e) Net Working Capital Adjustment.
             ------------------------------

             (i) At least two (2) Business Days prior to the estimated Effective Time of the Merger, the Company shall prepare in good faith and deliver to Itron a preliminary projected balance sheet as of the anticipated Effective Time of the Merger (the "Preliminary Closing Balance Sheet").
                                            ---------------------------------
         The Preliminary Closing Balance Sheet shall be prepared according to GAAP consistent with the Company's past practices and shall be accompanied by a projected statement of income in accordance with GAAP for the period ended at the anticipated Effective Time of the Merger (the "Closing Statement"). In addition, the Company shall provide a
               -----------------
         schedule reasonably detailing the Company's estimate as of the projected Effective Time of the Merger of the Net Working Capital Adjustment (the "Estimated Net Working Capital Adjustment") prepared in
                          ----------------------------------------
         accordance with the provisions set forth on Schedule 3.1(e) comparing
                                                     --------------
         the Net Working Capital on the Company's Balance Sheet as of September 30, 2001 with the anticipated balance sheet at the Effective Time of the Merger based on the Preliminary Closing Balance Sheet. The Company shall consult with Itron during the preparation of the Preliminary Closing Balance Sheet, the Closing Statement and the Net Working Capital Adjustment. If the Company and Itron are unable to agree on the Estimated Net Working Capital Adjustment following such consultation, then, in addition to any other amounts to be deposited into the Escrow at Closing pursuant to this Section 3.1, Itron shall withhold from the
                                     -----------
         Initial Merger Consideration and deposit into the Escrow an amount of cash equal to one-third (1/3) of the amount that Itron has determined in good faith that the Company has understated the Estimated Net Working Capital Adjustment, if at all. It is
         the intent of the Company and Itron to insure in so far as reasonably possible that the Final Excess Decrease (as hereinafter defined) will not be more than the Initial Excess Decrease (as hereinafter defined). To the extent that the Estimated Net Working Capital Adjustment is a decrease in excess of Three Million Dollars ($3,000,000) (such excess, an "Initial Excess Decrease"), Itron shall withhold from the Initial
             -----------------------
         Merger Consideration an amount of cash equal to such Initial Excess Decrease, and Itron shall add such cash and Itron Common Shares to the Escrow provided for in Section 3.1(d) above. To the extent that the
                                -------------
         Estimated Net Working Capital Adjustment is an increase in excess of Three Million Dollars ($3,000,000) (such excess, an "Initial Excess
                                                              --------------
         Increase"), Itron shall contribute to the Escrow provided for in
         --------
         Section 3.1(d) above an amount of cash equal to such Initial Excess
         -------------
         Increase. Any such deposits to the Escrow shall be for the purpose of making the Net Working Capital Adjustment pursuant to this Section
                                                                    -------
         3.1(e) and not as additional security for indemnification claims
         -----
         pursuant to Article X.
                     ---------

                  (ii) As promptly as practicable after the Effective Time of the Merger, but in no event more than forty-five (45) days after the Effective Time of the Merger, Itron shall prepare a balance sheet and income statement as of the Effective Time of the Merger and a schedule calculating the Net Working Capital Adjustment prepared in accordance with the provisions set forth on Schedule 3.1(e) (the "Final Closing
                                          --------------        -------------
         Statements") and, prior to the Closing Date, may engage Deloitte &
         ----------
         Touche, LLP or such other nationally recognized accounting firm to conduct an audit of the Final Closing Statement at Itron's sole cost. The Final Closing Statements shall be prepared according to GAAP, consistent with the Company's past practices through the Effective Time of the Merger, except for the adjustments set forth on Schedule 3.1(e),
                                                                --------------
         which shall be applied to calculate the final Net Working Capital Adjustment and shall be reflected in one or more footnotes and supplemental schedules to such statements. A separate schedule attached to the Final Closing Statements shall contain the calculation of the final Net Working Capital Adjustment. The Itron Final Closing Statements shall be promptly delivered to each of the Shareholders' Representatives as soon as they are available for their review and comment, and Itron and the Shareholders' Representatives shall thereafter attempt to reach agreement on the Final Closing Statements. If the Shareholders' Representatives and Itron are unable to agree on the Final Closing Statements, then the Shareholders' Representatives shall present any objections or comments in writing to Itron no later than twenty (20) days after their receipt of the Final Closing Statements, specifying in reasonable detail any objections thereto. Itron and the Shareholders' Representative shall have access to the Company's and Itron's work papers used in the preparation of the Preliminary Closing Balance Sheet and Final Closing Statements. If Itron and the Shareholders' Representatives are unable to resolve informally matters raised by such comments or objections, the matter shall be resolved by the Accounting Arbitrator(s) in accordance with the process set forth in Section 3.2(b).
                                  --------------

                  (iii) To the extent that the Net Working Capital Adjustment (as finally determined in accordance with the provisions set forth above (a "Final NWCA Determination") is an increase of greater than
                   ------------------------
         Three Million Dollars ($3,000,000) (such excess over $3,000,000 being a "Final Excess Increase"), then, within five (5) Business Days after
          ---------------------
         such Final NWCA Determination, Itron shall deposit with the Escrow
         Agent
         an amount of cash equal to such Final Excess Increase, less any cash added to the Escrow as an Initial Excess Increase, if any, (a "Final
                                                                        -----
         NWCA Payment"). Within two (2) days after a Final NWCA Payment is
         ------------
         deposited in the Escrow pursuant to this Section 3.1(e)(iii), such
                                                  ------------------
         Final NWCA Payment, plus any Initial Excess Increase or any Initial Excess Decrease, as applicable, shall be released from the Escrow to the Shareholders' Representatives, whereupon it shall be and paid at and by the direction of the Shareholders' Representatives to the former Company Shareholders in proportion to their receipt of the Initial Merger Consideration in accordance with Exhibit D.
                                                 ---------

             (iv) To the extent that a Final NWCA Determination results in a Net Working Capital Adjustment that is zero or a Final Excess Increase that is less than the amount of any Initial Excess Increase, if any (such difference, an "NWCA Overpayment"), then, within five (5) Business Days
                         ----------------
         following a Final NWCA Determination, (x) Itron may, pursuant to the Escrow Agreement, instruct the Escrow Agent to transfer an amount of cash equal to such NWCA Overpayment to Itron, and (y) the remainder of such Initial Excess Increase shall be released from the Escrow to the Shareholders' Representatives, whereupon it shall be paid at and by the direction of the Shareholders' Representatives to the former Company Shareholders in proportion to their receipt of the Initial Merger Consideration in accordance with Exhibit D.
                                          ---------

             (v) To the extent that a Final NWCA Determination results in aNet Working Capital Adjustment that is a decrease of more than Three Million Dollars ($3,000,000), (the amount of such decrease in excess of $3,000,000 being a "Final Excess Decrease"), then within five (5)
                             ---------------------
         business days following such Final NWCA Determination, Itron may, pursuant to the Escrow Agreement, instruct the Escrow Agent to transfer an amount of cash equal to such Final Excess Decrease, plus the entire amount of any Initial Excess Increase previously deposited into the Escrow by Itron, to Itron.


             (vi) To the extent that a Final NWCA Determination results in a Net Working Capital Adjustment that is zero or a Final Excess Decrease that is less than the amount of an Initial Excess Decrease, if any (such difference, an "NWCA Underpayment"), then, within five (5) business
                         -----------------
         days following a Final NWCA Determination, such NWCA Underpayment shall be released from the Escrow to the Shareholders' Representatives, whereupon it shall be paid at and by the direction of the Shareholders' Representatives to the former Company Shareholders in proportion to their receipt of the Initial Merger Consideration in accordance with Exhibit D.
         ---------

             (vii) The adjustments pursuant to the Net Working Capital Adjustments in this Section 3.1(d) shall be treated as an increase or a
                             -------------
         decrease in the Initial Merger Consideration.


         (f) Dissenter's Rights. Any holder of any Company Common Shares that
             ------------------
are outstanding on the record date for the determination of the Company Shareholders entitled to vote for or against the Merger who did not vote such shares in favor of the Merger, or sign and deliver a written consent thereto with respect to such shares (the Company Common Shares then outstanding that are not thus voted or as to which such consents are not signed and delivered are referred to as "Eligible Dissenting Shares"), will be entitled to exercise
                --------------------------
dissenters' rights pursuant to Chapter 23B.13 et seq. of the WBCA ("Chapter
                                                                    -------
23B.13") with respect to such Eligible Dissenting Shares; provided, that such
------                                                    --------
holder meets all the requirements of Chapter 23B.13 with respect to such shares.


SECTION 3.2. Earnout Payments.
             ----------------

         (a) Determination of LineSoft Revenue. For each of the fiscal years
             ---------------------------------
ended December 31, 2002, 2003 and 2004 (each such fiscal year, an "Earnout
                                                                   -------
Period," except that the Earnout Period for 2002 shall commence on the Closing
------
Date), Itron shall calculate the annual revenue of the LineSoft Product Line (the "LineSoft Revenue") for the Earnout Period then ended in the manner
      ----------------
specified in Schedule 3.2 attached hereto. The LineSoft Revenue shall be
             ------------
determined by Itron using the same information used in compiling the audited financial statements of Itron and related work papers and will be in accordance with GAAP consistently applied. During each Earnout Period, as soon as practicable after the end of fiscal quarter, but no later than forty-five (45) days thereafter, Itron shall provide GFI with a statement describing the LineSoft Revenue as of the end of such quarter and for such Earnout Period to date, prepared in accordance with this Section 3.2 and with GAAP consistently
                                       -----------
applied, setting forth in reasonable detail the calculations relating to such determination and signed by the principal financial officer of Itron. No later than the thirty-first (31st) day of March immediately following the end of each Earnout Period, Itron shall deliver to GFI (i) a written calculation of the annual LineSoft Revenue, which written calculation shall specify in reasonable detail the calculation of the annual LineSoft Revenue with respect to such Earnout Period, taking into consideration any change in circumstances as provided in subsection (e) hereof and the resulting Earnout Payment, if any, calculated in accordance with this Agreement and (ii) the Earnout Payment, if any, due to GFI pursuant to such written calculation. Itron shall also cause Deloitte & Touche, LLP or such other nationally recognized accounting firm designated at Itron's sole discretion (the "Itron Accountants") to confirm that
                                            -----------------
the calculations of the annual LineSoft Revenue are in accordance with the provisions of Schedule 3.2 and that the procedures performed for calculating the
              ------------
annual LineSoft Revenue are in accordance with GAAP consistently applied.


         (b) Notification of Annual LineSoft Revenue Dispute. Upon receipt of
             -----------------------------------------------
such written calculation of the annual LineSoft Revenue and Earnout Payment, if any, from Itron pursuant to Section 3.2(a), GFI shall have thirty (30) Business
                            -------------
Days in which to object in writing to Itron with respect to Itron's written calculation of the annual LineSoft Revenue and the amount of the Earnout Payment paid to GFI, if any (the "LineSoft Revenue Dispute Notice"). During the
                          -------------------------------
foregoing period, and at its sole discretion, GFI may cause a nationally recognized accounting firm designated at its sole discretion (the "GFI
                                                                   ---
Accountants") to review the written calculation of the LineSoft Revenue as
-----------
provided by Itron. In the event that GFI fails to object to Itron's written calculation of the annual LineSoft Revenue and the amount of the Earnout Payment paid to GFI, if any, within the foregoing period, it shall be deemed conclusive and binding on all parties. In the event that GFI provides Itron with a timely LineSoft Revenue Dispute Notice, then GFI and Itron shall work together in good faith to reach an agreement on the appropriate Earnout Payment. If within twenty
(20) Business Days after Itron's receipt of the LineSoft Revenue Dispute Notice, Itron and GFI have not reached an agreement, the parties shall engage the Accounting Arbitrator to calculate the amount of the Earnout Payment. If the parties are unable to agree upon one Accounting Arbitrator, each shall appoint an Accounting Arbitrator and these appointees shall appoint a third Accounting Arbitrator (collectively, the "Accounting Arbitrators"), in which case the determination of
                    ----------------------
the amount of the Earnout Payment shall be made by a majority decision of the Accounting Arbitrators. The decision of the Accounting Arbitrator(s) shall be conclusive and binding on all parties. The Accounting Arbitrator(s) shall be directed to make a determination of the Earnout Payment within forty-five (45) days of engagement. Payment by Itron or GFI, as applicable, of the difference between the Earnout Payment, if any, paid by Itron pursuant to 3.2(a) and the amount of the Earnout Payment as determined by the Accounting Arbitrator(s) (the "Earnout Correction Amount") shall be due within ten (10) days after the
 -------------------------
resolution of any such dispute. In addition, the party paying the Earnout Correction Amount, if any, shall on such tenth (10/th/) day pay interest then accrued on the Earnout Correction Amount, from the thirty-first (31st) of March following the end of such Earnout Period until the date that such Earnout Correction Amount, as determined by the Accounting Arbitrator(s), is actually paid, calculated at ten (10%) per annum, simple interest. Itron and GFI shall pay the costs and expenses of their own accountants and attorneys and shall bear equally the expense of the Accounting Arbitrator; provided, however, that, (X)
                                                  --------  -------
if the Accounting Arbitrator determines that the Earnout Payment is at least ten percent (10%) greater than the amount that was initially paid by Itron to GFI, then Itron shall pay all fees and expenses with respect to the Itron Accountants, the GFI Accountants and the Accounting Arbitrator(s) as well as all reasonable attorneys' fees of the parties, and (Y) if the Accounting Arbitrator determines that the Earnout Payment is at least ten percent (10%) less than the amount that was initially paid by Itron to GFI, then GFI shall pay all fees and expenses with respect to the Itron Accountants, the GFI Accountants and the Accounting Arbitrator(s) as well as all reasonable attorneys' fees of the parties.


         (c) Breach of Covenants regarding Operation of LineSoft Product Group.
             -----------------------------------------------------------------
In the event that GFI alleges in its LineSoft Revenue Dispute Notice an entitlement to a greater Earnout Payment because of a breach of Itron's covenants in Section 6.12 hereof, and the parties are unable to resolve the
             ------------
dispute within the twenty (20) Business Day resolution period referenced in
Section 3.2(b), then the dispute shall be resolved in accordance with Section
                                                                      -------
10.3(b) (including, but not limited to, the payment of interest).
------

         (d) Payment of Earnout Payment. Each Earnout Payment, if any, shall be
             --------------------------
paid by Itron to GFI, or to one or more permitted assignees of GFI as specified in writing by GFI to Itron. The portion of any Earnout Payment that is treated as interest for federal tax purposes shall be computed under Treasury Regulation
Section 1.1275-4(c)(4) (the "Earnout Interest Portion"). With respect to each
                             ------------------------
Earnout Payment, (i) the Earnout Interest Portion shall be payable in cash, (ii) fifty percent (50%) shall be payable in Itron Common Shares (the "Earnout Stock
                                                                  -------------
Portion") and (iii) the remainder shall be payable in cash (amounts payable
-------
pursuant to clauses (i) and (iii) above are hereinafter referred to in the aggregate as the "Earnout Cash Portion"). The amount of Itron Common Shares to
                  --------------------
be paid to GFI as the Earnout Stock Portion on each occasion shall be that number determined by dividing (A) the Earnout Stock Portion, by (B) the average closing price of the Itron Common Shares as publicly reported by Nasdaq as of 4:00 p.m. Eastern Standard Time on the twenty (20) trading days prior to the fifth (5/th/) trading day following the day that Itron delivers to GFI the written calculation of the LineSoft Revenue and the Earnout Payment, if any, pursuant to Section 3.2(a). The Earnout Cash Portion shall be
            -------------
paid by Itron by certified check or wire transfer of immediately available funds to an account specified by GFI. The Earnout Stock Portion shall be delivered to GFI in Itron Common Shares, which are the subject of an effective registration statement filed with the SEC (together with any required actions under applicable state and federal securities laws) and listed on the Nasdaq. In the event that any Earnout Payment or any portion thereof is not paid to GFI on or before the date that such payment is required to be made hereunder, then Itron shall pay interest on the unpaid balance (including principal and any accrued interest) at the rate of ten percent (10%) per annum ("Penalty Interest") until
                                                       ----------------
the entire Earnout Payment and all accrued interest thereon has been paid; provided, that payment of such Penalty Interest shall not relieve Itron's
--------
obligation pursuant to this Agreement to timely make such Earnout Payment to GFI when each such payment becomes due.


         (e)  Payment in Lieu of Earnout Payment.
              ----------------------------------

              (i) At its sole discretion, Itron may, in whole or in part, satisfy and discharge its obligations to GFI pursuant to this Section
                                                                       -------
         3.2 by paying and issuing to GFI cash and Itron Common Shares in equal
         ---
         amounts, up to the aggregate value of the Earnout, which payment shall be applied first against the next applicable Earnout Payment to become due to GFI hereunder. For purposes of this Section 3.2(e), the
                                                    -------------
         aggregate value of the Earnout shall be equal to (A) Thirteen Million Five Hundred Thousand Dollars ($13,500,000), less any amount already paid by Itron to GFI pursuant to this Section 3.2 (excluding any amount
                                               -----------
         of interest paid in accordance with Sections 3.2(b) or 3.2(c)) (the
                                             --------------     -----
         "Earnout Prepayment Amount"). The aggregate amount of Itron Common
          -------------------------
         Shares to be paid to GFI pursuant to the foregoing on the occasion of such prepayment shall be that number determined by dividing (A) fifty percent (50%) of the Earnout Prepayment Amount, by (B) the average closing price of the Itron Common Shares as publicly reported by Nasdaq as of 4:00 p.m. Eastern Standard Time on the twenty (20) trading days prior to the fifth (5th) trading day following the day that Itron provides notice to GFI of its intention to make such prepayment hereunder.


              (ii) If, at any time following the Effective Time of the Merger and prior to the end of the third Earnout Period, either of the following events occurs: (i) as a result of any merger, investment, strategic or commercial alliance, or other event or series of events, Itron or one or more of its Affiliates holds or obtains a controlling ownership interest in an entity that continues to sell (after its acquisition by Itron) a product(s) or acquires assets that constitute a product(s) or enable Itron to market a product(s) that is(are) deployed in the T&D Power Line Design and Engineering Market that: (a) materially competes commercially with the LineSoft Product Line or (b) terminates or discontinues a material element of the LineSoft Product Line; or (ii) any re-assignment, sale, license, lease or other disposition by Itron of a material amount of the assets designated by Itron for the use of the LineSoft Product Line in a manner that is materially detrimental to the commercial sale of the LineSoft Product Line, then, each of the 2002 Threshold, 2003 Threshold and 2004 Threshold shall be reduced by an amount equal to the amount of projected revenue related to the applicable elements of the LineSoft Product Line so affected, including, but not limited to, licenses, software services, maintenance, engineering services and joint-revenue, each as listed on Exhibit E attached
                           ----------
         hereto; provided, that such termination, discontinuance or disposition
                 --------
         is not the direct result of a breach of a representation, warranty or covenant in this Agreement by the Company. Notwithstanding the foregoing, if Itron sells, licenses, leases or otherwise disposes of all or substantially all of the LineSoft Product Line (in one or a series of transactions), then Itron shall pay to GFI, in lieu of all other payments under Section 3.2 of this Agreement, the lesser of (i)
                              -----------
         the Earnout Prepayment Amount or (ii) (A) Five Million Dollars ($5,000,000) if such disposition occurs in calendar year 2002, (B) Three Million Dollars ($3,000,000) if such disposition occurs in calendar year 2003, and (C) Two Million Dollars ($2,000,000) if such disposition occurs in calendar year 2004.


         (f) Non-Transferability of Right to Receive Earnout Payments from
             -------------------------------------------------------------
Itron; No Ownership or Voting Rights. The right of GFI to receive the Earnout
------------------------------------
Payments pursuant to this Agreement shall in no way, in and of itself, entitle GFI to any ownership interest or voting rights in the surviving corporation or Itron solely on the basis of such right, and in no event shall GFI have the right to transfer its right to receive the Earnout Payments directly from Itron.


SECTION 3.3. Exchange of Certificates.
             ------------------------

         (a) Exchange Agent. Prior to the Effective Time of the Merger, Itron
             --------------
shall engage Chase Mellon to act as exchange agent (the "Exchange Agent") for
                                                         --------------
the issuance of the Merger Consideration upon surrender of the Certificates.


         (b) Payment of Merger Consideration.
             -------------------------------

             (i) As of the Effective Time of the Merger, Itron shall have delivered to the Exchange Agent the Initial Merger Consideration consisting of the certificates for the Itron Common Shares comprising the Itron Stock Portion and the Cash Portion to be issued and paid upon the conversion of the Company Shares, as applicable, pursuant to
         Section 3.1(b) and Exhibit D, and any cash necessary to make payments
         -------------      ---------
         in lieu of fractional shares pursuant to Section 3.1(c). At the
                                                  -------------
         Effective Time of the Merger, Itron shall cause the Exchange Agent, pursuant to irrevocable instructions delivered to the Exchange Agent prior thereto, to deliver the Itron Stock Portion, as applicable, the Cash Portion and cash for fractional shares contemplated to be issued and paid pursuant to Section 3.1(c) out of the amounts earlier
                              -------------
         delivered by Itron to the Exchange Agent. The Exchange Agent shall not use such funds for any purpose other than as set forth in this Section
                                                                        -------
         3.3(b)(i).
         --------

             (ii) On the date that any Earnout Payment becomes due, Itron shall issue and pay to GFI the applicable Earnout Payment consisting of the certificates for the Itron Common Shares comprising the Earnout Stock Portion, the Earnout Cash Portion and any cash necessary to make payments in lieu of fractional shares pursuant to Section 3.1(c).


         (c) Exchange Procedure following the Effective Time of the Merger. As
             -------------------------------------------------------------
soon as practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented the issued and outstanding Company Shares (the "Certificates"), (i) a letter
                                 ------------
of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing the Itron Stock Portion, if any, and cash in payment of the Initial Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable amount of the Initial Merger Consideration, pursuant to Exhibit D,
                                                                   ---------
consisting of (i) (with respect to the Company Shareholders who are Accredited Investors) a certificate or certificates representing the number of whole shares of Itron Common Shares, pursuant to Exhibit D, and (with respect to all Company
                                    ---------
Shareholders) cash into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.1(b), and (ii) (with
                                                  -------------
respect to the Company Shareholders who are Accredited Investors) any cash payable in lieu of a fractional share of Itron Common Shares, and the Certificate so surrendered shall forthwith be canceled. In addition, GFI shall be entitled to receive in exchange therefor the Earnout Payments, as such Earnout Payments become payable, if at all, under this Agreement. If the shares of Itron Common Shares are to be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Itron that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3(c), each Certificate shall be
                                    -------------
deemed at any time after the Effective Time of the Merger, other than Certificates representing Company Shares for which dissenters' rights are perfected, or that are cancelled as provided in Section 3.1(a), to represent
                                                -------------
only the right to receive, upon surrender of such Certificate in accordance with this Section 3.3(c), the applicable amount of the Initial Merger Consideration,
     -------------
pursuant to Exhibit D, consisting of, as applicable, the number of shares of
            ---------
Itron Common Shares, if any, the Cash Portion, additional cash, if any, in lieu of a fractional share of the Itron Common Shares, and a right, as to Certificates held by GFI, to receive the Earnout Payments, if any, from time to time as provided hereunder, into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Sections
                                                                      --------
3.1 and 3.2. The Exchange Agent shall not be entitled to vote or exercise any
---     ---
rights of ownership with respect to the Itron Common Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.


     (d) Distributions with Respect to Unexchanged Company Shares. No dividends
         --------------------------------------------------------
or other distributions declared or made after the Effective Time of the Merger with respect to the Itron Common Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the Itron Common Shares issuable upon exchange of such Certificates pursuant to this Agreement, and no cash payment (including any cash payment in lieu of fractional shares) shall be paid to any such holder pursuant to Section 3.1 until the holder of record of such Certificate shall surrender
   -----------
such Certificate in accordance with Section 3.3(c). Subject to the effect of
                                    --------------
applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing the Itron Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of cash payable pursuant to Section 3.1(b) and any
                                                  --------------
additional cash payable in lieu of a fractional share of Itron Common Shares to which such holder is entitled pursuant to Section 3.1(b) and the amount of
                                          --------------
dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such Itron Common Shares, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such Itron Common Shares.

     (e)  No Further Ownership Rights in Company Shares. All shares of Itron
          ---------------------------------------------
Common Shares issued and all cash paid as the Initial Merger Consideration upon the surrender of Certificates and all Earnout Payments, if any, issued and paid during or, on a timely basis, following the Earnout Period in accordance with the terms of this Article III, together with any dividends payable on any Itron
                  -----------
Common Shares to the extent contemplated by this Section 3.3, shall be deemed to
                                                 -----------
have been exchanged and paid in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Interim Surviving Corporation of the Company Shares represented by such Certificates that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Interim Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise
                                           -----------
provided by applicable law.

     (f)  Lost, Stolen or Destroyed Certificates. In the event any Certificate
          --------------------------------------
shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such loss, theft or destruction and, the granting of a reasonable indemnity against any claim that may be made against Itron or the Exchange Agent with respect to such Certificate, Itron shall cause the Exchange Agent to issue to such Person the applicable amount of the Merger Consideration with respect to such lost, stolen or destroyed Certificate to which the holder thereof may be entitled pursuant to this Article
                                                                         -------
III.
---

SECTION 3.4.  Stock Transfer Books. At the Effective Time of the Merger, the
              --------------------
transfer books of the Company with respect to all shares of capital stock or other securities of the Company shall be closed and no further registration of transfers of such shares of capital stock or other securities shall thereafter be made on the records of the Company.

SECTION 3.5.  Certain Adjustments. If between the date hereof and the Effective
              -------------------
Time of the Merger or, in the case of the Earnout Payment, between the date that Itron delivers a written calculation of the LineSoft Revenue and the Earnout Payment and the date that the Earnout Stock Portion is actually paid to GFI, the outstanding shares of the Company Common Stock or Itron Common Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Conversion Number and the Merger Consideration shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

SECTION 3.6.  Reorganization.
              --------------

     (a)  Subject to the last proviso in Section 3.6(b) below, the Merger and
                                         --------------
the Step Two Merger, together, are intended to qualify as a "reorganization" as described in Section 368 of the Code, and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

     (b) Except as otherwise required by a Governmental Entity pursuant to a determination (as defined in Section 1313 of the Code) or otherwise, or by applicable law, neither party shall (i) take a position on any tax returns or take any other action inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, or (ii) take any action or fail to take any action, which action or failure is reasonably likely to cause any of the representations or agreements set forth in such party's certificate to be executed and substantially in the form of Exhibit 10.6 to be untrue,; provided, however, that if the closing price
        ------------
of a share of Itron Common Shares as reported by Nasdaq at 4:00 p.m. Eastern Standard Time on the Closing Date is less than $15.50, then this Section 3.6
                                                                 -----------
shall be of no further force or effect. Notwithstanding anything to the contrary herein, neither Itron nor the Combination Company makes any representation or warranty with respect to any Tax consequences to the Company or the Company Shareholders under this Agreement nor does the Company make any representation or warranty with respect to any Tax consequences to Itron, the Company or the Interim Surviving Corporation.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1.  Representations and Warranties of the Company. Subject to any
              ---------------------------------------------
exceptions specified in the Company Disclosure Schedule, the Company represents and warrants to, and agrees with, Itron and the Combination Company as herein set forth below. Such representations and warranties shall be deemed to be made as of the date hereof and as of the Closing Date, with the exception of the representations and warranties made in Section 4.1(c)(i), which is made as of
                                       -----------------
the date hereof. Disclosure of an item in response to one section of this Agreement shall constitute disclosure and response to every section of this Agreement, notwithstanding the fact that no express cross-reference is made.

     (a)  Organization; Standing and Power; No Subsidiaries; Charter Documents.
          --------------------------------------------------------------------
The Company is a corporation duly organized and validly existing under the laws of the State of Washington and has the requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now being conducted and as currently proposed to be conducted, and to enter into and perform its obligations under this Agreement and the other agreements and certificates that are required to be executed by the Company pursuant to this Agreement (collectively, the "Operative Documents") to which the Company is a
                              -------------------
party, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business licensed as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a Material

Adverse Effect on the Company. The Company does not have any subsidiaries or own of record or beneficially any capital stock of or equity interest or investment in any Person.

     (b)  Capital Structure. The authorized capital stock of the Company
          -----------------
consists of Two Hundred Million (200,000,000) shares, of which 200,000,000 shares have been designated as common stock, no par value ("Company Common
                                                            --------------
Stock"). As of the date hereof, Twenty-Four Million Four Hundred and Ninety-Five
-----
Thousand Four Hundred and Nineteen (24,495,419) shares of Company Common Stock were issued and outstanding, which shares are and as of the Effective Time of the Merger will be held of record as set forth in Schedule 4.1(b) to the Company Disclosure Schedule. In addition, as the date hereof, the Company has issued:
(i) an aggregate of Two Million Five Hundred and Nine Thousand Four Hundred and Ninety-Two (2,509,492) options to purchase shares of Company Common Stock out of a total of Two Million Eight Hundred and Seventy-Five Thousand (2,875,000) shares of Company Common Stock that have been reserved for issuance pursuant to the Amended and Restated LineSoft Corporation 2000 Stock Option Plan (the "Company Stock Option Plan"); and (ii) Warrants to purchase an aggregate of Six
 -------------------------
Hundred and Eighty-Five Thousand (685,000) shares of Company Common Stock. Six Hundred and Eighty-Five Thousand (685,000) shares of Company Common Stock have been reserved for the issuance of the foregoing Warrants. True and correct copies of the stock records of the Company have been provided to Itron or its counsel.

     Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and immediately prior to the Closing will be (and immediately prior to the Closing all shares issuable upon the exercise of outstanding stock options or warrants will be), validly issued, fully paid and nonassessable and not subject to preemptive rights. All of such issued and outstanding shares of capital stock of the Company were offered and sold in compliance with all applicable state and federal securities laws, rules and regulations. Except as set forth in Section 4.1(b) of the
                                                    --------------
Company Disclosure Schedule, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. To the Company's Knowledge, no Person other than the Company Shareholders holds any interest in the Company Shares. Except as set forth in Section 4.1(b) of the
                                                       --------------
Company Disclosure Schedule, all of which shall be terminated without cost to the Company by the Effective Time of the Merger, there are not as of the date hereof and there will not be at the Effective Time of the Merger any registration rights agreements, shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company.

     (c)  Authority; Non-contravention.
          ----------------------------

          (i) The Board of Directors of the Company has approved the Operative Documents and determined the Operating Documents to be in the best interests of the

     Company Shareholders pursuant to the terms hereof and thereof. The Company has the requisite corporate power and authority to enter into the Operative Documents and, subject to obtaining the requisite approval of the Merger and the Operative Documents by the Company Shareholders as required by the WBCA (the "Company Shareholder Approval"), to consummate the transactions
                ----------------------------
     contemplated hereby and thereby. The execution and delivery of the Operative Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Shareholder Approval. The Operative Documents have been duly and validly executed and delivered by the Company and, assuming due authorization and delivery by Itron and the Combination Company, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and the application of general principles of equity, (y) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (z) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws.

          (ii)  Except as set forth on Section 4.1(c) of the Company Disclosure
                                       --------------
     Schedule, the execution, delivery and performance of the Operative Documents by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in or constitute a violation of or default (a "Default") (with or without the giving of notice or lapse of time, or both)
      -------
     under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate or cancel, any provision of (x) the Articles of Incorporation and Bylaws of the Company, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license to which the Company is a party or by which it or any of its properties or assets is bound (individually, a "Contractual Document" and collectively, the "Contractual
                       --------------------                         -----------
     Documents"), except any such Default or Defaults that, individually or in
     ---------
     the aggregate under one such Contractual Document or several such Contractual Documents, would not have a Material Adverse Effect on the Company, or (z) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or its properties or assets, except any such Default that would not have a Material Adverse Effect on the Company. No Consent of any Governmental Entity or other Person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except where lack of such Consents would not have a Material Adverse Effect, and except for (i) the Company Shareholder Approval, (ii) the filing of the Merger Filings with and approval by the Washington Secretary of State with respect to the Merger as provided in the WBCA and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, if any, and (iii) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Section 4.1(c) of the Company
                                            --------------
     Disclosure Schedule.

     (d)  Material Contracts. Section 4.1(d) of the Company Disclosure Schedule
          ------------------  --------------
lists all currently effective written or oral contracts, agreements, leases, instruments or legally binding contractual commitments to which the Company is a party that meet any of the following criteria (each, a "Material Contract"):
                                                        -----------------

          (i) any contract with a customer of the Company or with any entity that purchases goods or services from the Company for consideration paid to the Company of $20,000 or more in any fiscal year;

          (ii) any contract for capital expenditures or the acquisition or construction of fixed assets in excess of $20,000 in any fiscal year;

          (iii) any contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments in excess of $20,000 in any fiscal year;

          (iv) any contract relating to the borrowing of money or guaranty of indebtedness in excess of $20,000 in any fiscal year;

          (v) any collective bargaining or other arrangement with any labor union;

          (vi) any contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company's capital stock or assets;

          (vii) any contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world or any contract limiting the freedom of the Company to engage in any line of business or to compete in any respects with any other Person;

          (viii) any joint venture or partnership contract;

          (ix) contracts requiring future payments of $20,000 or more in any fiscal year;

          (x) any employment contract, severance agreement or other similar binding agreement or policy with any officer or director of the Company; and

          (xi) any contract (other than `shrink-wrap,' `click wrap' or similar contracts for widely distributed commercially available software) for or with exclusive arrangements for product distribution, development, marketing, branding or services, or software licenses.

     The Company has provided to Itron a true and complete copy of each Material Contract (and a written description of each oral Material Contract), including all amendments or other modifications thereto. Except as set forth on Section
                                                                      -------
4.1(d) of the Company Disclosure Schedule, to the Company's Knowledge, each
------
Material Contract is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity). Except as set forth on Section 4.1(d) of the Company
                                             --------------
Disclosure Schedule, the Company has performed all obligations required to be performed by it under the Material Contracts and the Company is not in breach or default thereunder, except for breaches of and defaults under the Material Contracts that would not have a Material Adverse Effect on the Company. Neither the Company nor, to the Company's Knowledge, any other party to a Material Contract is in default thereunder, nor, to the Company's Knowledge, is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's Knowledge, any other party thereunder, except for such default under the Material Contracts that would not have a Material Adverse Effect on the Company.

     In addition, except as set forth on Section 4.1(d) of the Company
                                         --------------
Disclosure Schedule or as would otherwise not have a Material Adverse Effect on the Company, the Company has no:

          (xii) contracts with directors, officers, shareholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

          (xiii)  written notice that any party to a contract listed in Section
                                                                        -------
     4.1(d) of the Company Disclosure Schedule intends to cancel, terminate or
     ------
     refuse to renew such contract (if such contract is renewable);

          (xiv) material dispute with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees; or

          (xv)    agreements or commitments to provide indemnification.

     (e)  Information Supplied. None of the information supplied or required to
          --------------------
be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes
                                      --------  -------
no representation or warranty regarding information furnished or required to be furnished by or related to Itron.

     (f)  Absence of Certain Changes or Events. Except as disclosed in Section
          ------------------------------------                         -------
4.1(f) of the Company Disclosure Schedule, since September 30, 2001, the Company
------
has conducted its business in the ordinary course consistent with past practice, and there has not been:

          (i) any change, event or condition with respect to the Company that has had a Material Adverse Effect on the Company;

          (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock;

          (iii) (A) any granting by the Company to any executive officer of the Company of any increase in compensation, (B) any granting by the Company to any such executive officer of any increase in severance or termination pay, or (C) any entry by the Company into any employment, severance or termination agreement with any such executive officer, except, in each case in this subsection (iii), such grants or entries that would not have a Material Adverse Effect on the Company;

          (iv) any amendment, waiver or forgiveness of any material term of any outstanding equity or debt security of the Company;

          (v) any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company, except as contemplated by any employee benefit plans of the Company;

          (vi) any material damage, destruction or other property loss, whether or not covered by insurance; or

          (vii) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP.

     Furthermore, except as disclosed in Section 4.1(f) of the Company
                                         --------------
Disclosure Schedule, since September 30, 2001, to the Company's Knowledge, neither the Company nor any of its officers, directors or agents in their representative capacities on behalf of the Company have:

          (viii) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business that would have a Material Adverse Effect on the Company;

          (ix) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since September 30, 2001, or prepaid any material obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

          (x) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, institutional control, restriction or charge, except (A) conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business, (B) assessments for current taxes not yet due and payable, (C) landlord's liens for rental payments not yet due and payable, and (D) mechanics', materialmens', carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $10,000, was incurred in the ordinary course of business or is not yet due and payable;

          (xi) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $10,000, incurred in the ordinary course of business or consistent with past practice;

          (xii) sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $5,000, except the sale of inventory in the ordinary course of business or consistent with past practice;

          (xiii) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright currently used to conduct the Company business, or disposed of or disclosed to any Person other than representatives of Itron any trade secret, formula, process or know-how not theretofore a matter of public knowledge, which was used to conduct the Company business;

          (xiv) made any single capital expenditure or commitment in excess of $20,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $50,000 for additions to property, plant, equipment or intangible capital assets;

          (xv) received written notice of any other event or facts that could result in a Material Adverse Effect on the Business Condition of the Company; or

          (xvi) agreed, whether in writing or otherwise, to take any action described in this Section 4.1(f).
                       --------------

     (g)  Brokers. Except as set forth on Schedule 4.1(g) on the Company
          -------                         ---------------

Disclosure Schedule, no broker, investment banker or other Person, including, but not limited to GFI, is entitled to receive from the Company, or any party other than Itron, any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker based upon arrangements made by or on behalf of the Company or the Company Shareholders.

     (h)  Litigation. Except as disclosed in Section 4.1(h) of the Company
          ----------                         --------------
Disclosure Schedule, (x) there is no claim, suit, action, proceeding or investigation pending or, to the

Company's Knowledge, threatened against or affecting the Company that could have a Material Adverse Effect on the Company, and (y) there is no claim, suit, action, proceeding or investigation pending, or to the Company's Knowledge, threatened against the Company that could prevent or materially delay the ability of the Company to consummate the transactions contemplated by the Operative Documents, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having any such effect. Except as disclosed in Section 4.1(h) of the Company
                                               --------------
Disclosure Schedule, there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party, which would have a Material Adverse Effect on the Company.

     (i)  Financial Statements. Attached as Schedule 4.1(i) are the following
          --------------------
financial statements: (i) audited statements of income, cash flow, and changes in shareholders' equity of the Company as of the close of fiscal years ended December 31, 1999 and 2000; (ii) audited balance sheets of the Company as of December 31, 1999 and 2000; (iii) an unaudited interim statement of income of the Company for the period from January 1, 2001 to December 31, 2001; and (iv) an unaudited balance sheet of the Company as of December 31, 2001. The financial statements in (i) through (iv) in the preceding sentence are collectively referred to herein as the "Financial Statements". The Financial Statements
                           --------------------
described in clauses (i) and (ii) of the foregoing sentence: (A) are in accordance with the books and records of the Company; (B) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations for the periods covered; and (C) have been prepared in accordance with GAAP consistently applied (except for normal and customary year end adjustments and accompanying notes), and the Financial Statements described in clauses (iii) and (iv) of the foregoing sentence: (A) are in accordance with the books and records of the Company; (B) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations for the periods covered; and (C) have been prepared in accordance with GAAP consistently applied (except for normal and customary year end adjustments and accompanying notes). The Company maintains and will continue to maintain standard systems of accounting established and administered in accordance with GAAP.


     (j)  Taxes. Except as set forth in Section 4.1(j) of the Company Disclosure
          -----                          --------------
Schedule:

          (i) the Company has timely filed with the appropriate Governmental Entities all material Tax Returns, required to be filed by or with respect to it (taking into account validly obtained extensions of time to file such Tax Returns) and has timely paid or deposited all Taxes which are required to be paid or deposited, and no other Taxes are due and payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement;

          (ii) each of the Tax Returns filed by the Company is accurate, correct and complete in all material respects;

          (iii) the audited Financial Statements of the Company and, to the Company's Knowledge, the unaudited Financial Statements, reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such Financial Statements whether or not shown as being due on any Tax Returns;

               (iv) there are no actions, suits, investigations, audits or claims by any Governmental Entity in progress relating to the Company, nor has the Company received any notice in writing from any Governmental Entity that it intends to conduct such an audit or investigation nor, to the Company's Knowledge, based on personal contact with such Governmental Entity, does a Governmental Entity intend to conduct such an audit or investigation;

               (v) the Company is not subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity with respect to Taxes;

               (vi) there are no tax liens upon any assets of the Company, except liens arising as a matter of law relating to current Taxes not yet due;

               (vii) Except as set forth in Section 4.1(j) of the Company Disclosure Schedule, no audit report has been issued prior to the date of this Agreement (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or otherwise with respect to the Company;

               (viii) the Company has delivered to Itron true and complete copies of (A) any audit reports issued prior to the date of this Agreement relating to Taxes due from or with respect to the Company, and (B) and all Tax Returns for all taxable periods with respect to the Company since fiscal 1998;

               (ix) all material Taxes that the Company has been or is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate Governmental Entities;

               (x) the Company has not extended the time (A) within which to file any Tax Return, which Tax Return has not since been filed, or (B) for the assessment or collection of Taxes, which Taxes have not since been paid;

               (xi) the Company has not granted to any Person any power of attorney with respect to any Tax matter;

               (xii) the Company (A) is not nor has it been a member of any "affiliated group" within the meaning of Section 1504 of the Code or any similar group defined under a similar provision law that filed or was required to file a consolidated, combined or unitary Tax Return, or
         (B) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of law);

               (xiii) Except as set forth in Section 4.1(j) of the Company Disclosure Schedule, the Company has not: (A) agreed or requested permission to, nor is it required to, make any adjustments pursuant to
         Section 481(a) of the Code (or any predecessor provision thereof or similar provision of Law), nor has the IRS or any other Governmental Entity proposed any such adjustment; (B) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code); (C) made any payment or payments, is not obligated to make any payment or payments, nor is a party to (or participating employer in) any agreement or Employee Benefit Plan that could obligate it or Itron to make any payment or payments that (without regard to any payments to be made by Itron pursuant to its separate negotiations with employees of the Company) would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any comparable provision of foreign, state or local law); (D) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;
          (E) executed, become subject to, or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Tax law; (F) incurred or assumed any liability for the Taxes of any person; (G) been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a distribution of stock intended to qualify for gain or income non-recognition under Section 355 of the Code;

              (xiv) the Company has never had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country;

              (xv) the Company has not made an election with respect to Taxes which has not been provided to Itron;

              (xvi) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
         Section 6662 of the Code;

              (xvii) no claim has been made in writing by a Governmental Entity in a jurisdiction where the Company does not file a Tax Return to the effect that the Company is or may be subject to taxation by that jurisdiction, nor, to the Company's Knowledge, based on personal contact with such Governmental Entity, has such a non-written claim been made to such effect by a Governmental Entity; and

              (xviii) the Company is not a party to, bound by or obligated under any allocation, indemnity, sharing or similar contract or arrangement (whether or not written) with respect to Taxes.


         (k)  Compliance with Laws. Except as set forth on Section 4.1(k) of the
              --------------------                         -------------
Company Disclosure Schedule, the Company holds all permits, licenses, variances, exemptions, Orders, franchises and approvals of all Governmental Entities that are required for the operation of the business of the Company as presently conducted and the ownership, operation, lease and holding by the Company of its respective properties and Assets (the "Company Permits"), except where the
                                       ---------------
failure to hold such Company Permits would not have a Material Adverse Effect on the Company. To the Company's Knowledge, the Company is in material compliance with the terms of the Company Permits and has not violated, failed to comply with, or received any written notice of any alleged violation of or failure to comply with, any statute, law, ordinance, regulation, rule, permit or Order of any Governmental Entity, any arbitration award or any judgment, decree or Order of any court or other Governmental Entity, applicable to the Company or its business, assets or operations.


         (l)   Intellectual Property.  Except as set forth on Section 4.1(l)
               ---------------------                          -------------
of the Company Disclosure Schedule:

               (i) The Company owns or has other rights (which may be rights granted under one or more licenses) in and to, the following as required to conduct its business as now conducted and as proposed to be conducted: all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel," development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now or currently are proposed to be, developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets") with rights therein
                             -------------------------
         sufficient and necessary to operate its business as now conducted and as proposed to be conducted (the "Company Intellectual Property
                                           -----------------------------
         Rights"), which include, without limitation, the items set forth on
         ------
         Section 4.1(l)(i) of the Company Disclosure Schedule. Set forth on
         ----------------
         Section 4.1(l)(i) of the Company Disclosure Schedule is a true and
         ----------------
         complete list of the registered intellectual property of the Company (the "Company Intellectual Property Registrations").
               -------------------------------------------

               (ii)  Section 4.1(l)(ii) of the Company Disclosure Schedule sets
                     -----------------
         forth a list of all Technology Related Assets developed, produced, marketed or sold by the Company during the two years prior to the date of this Agreement, together with all prior versions, predecessors or precursors to such Technology Related Assets (collectively, the "Products"). Solely to the extent that the following are subject
          --------
         proprietary rights protection pursuant to applicable law, the Company owns all right, title and interest in and to the following (except for any Third Party Technologies (as defined in Section 4.1(l)(iii)"", free
                                                     ------------------
         and clear of all encumbrances: (A) the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto; (B) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (A) above; (C) any and all technology and work in progress related to the items set forth in clauses (A) and (B) above; and (D) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (A), (B), and (C) above (collectively, the "Technology").
                                                                 ---------
         The Technology, excluding the Third Party Technologies (as defined below), is sometimes referred to herein as the "Company Technology."
                                                         ------------------

               (iii) Section 4.1(l)(iii) of the Company Disclosure Schedule sets
                     ------------------
         forth a list of all Technology included in or distributed with the Company's Products for which the Company does not own all right, title and interest (collectively, the "Third Party
                                          -----------

         Technologies"), and all license agreements and other contracts pursuant
         ------------
         to which the Company has the right to use Third Party Technologies, other than commercially available third-party Application Software (as defined below), used by the Company, or intended or necessary for use by the Company, with the Company Technology (such license agreements and other contracts, the "Third Party Licenses"), indicating, with
                                   --------------------
         respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use, (subject to all restrictions expressly set forth in the Third Party Licenses) (A) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology and (B) all other Third Party Technology necessary for the conduct of the Company's business as now conducted and as proposed to be conducted in any written materials furnished by the Company to Itron. Neither the Company nor, to the Company's Knowledge, any other party thereto is in default under any such third-party license, nor to the Company's Knowledge has there occurred any event or circumstance that with notice or the passage of time or both would constitute a default or event of default on the part of the Company or, to the Company's Knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate, suspend or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder. As used herein, "Application Software" shall mean third-party software applications
          --------------------
         designed for use by end users and not included in or distributed with the Products; including, without limitation, end user applications such as word processing and spreadsheet software, as well as operating system software for workstations and networks.

                  (iv) The Company has not conducted its business, and has not used or enforced (or, to the Company's Knowledge, failed to use or enforce) the Company Intellectual Property Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Company Intellectual Property Rights, and the Company has not taken (or, to the Company's Knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any Company Intellectual Property Rights or Company Intellectual Property Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Material Adverse Effect on the Company. Except as set forth in Section
                                                               -------
         4.1(l)(iv) of the Company Disclosure Schedule, the Company has not
         ---------
         granted to any third party any rights or permissions to use any of the Technology or the Company Intellectual Property Rights. Except pursuant to reasonably prudent safeguards or pursuant to a written nondisclosure agreement set forth in Section 4.1(i)(ix) of the Company Disclosure
                                -----------------
         Schedule, (A) no third party has received any confidential information relating to the Technology or the Company Intellectual Property Rights and (B) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

                  (v) (A) The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the Company Intellectual Property Rights or claiming that any other Person has any legal or beneficial ownership with respect thereto; (B) all the Company

         Intellectual Property Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the Company Intellectual Property Rights; and (C) to the Company's Knowledge, no other Person is infringing or misappropriating any part of the Company Intellectual Property Rights or otherwise making any unauthorized use of the Company Technology.


                  (vi)   Except as set forth in Section 4.1(l)(vi) of the
                                                -----------------
         Company Disclosure Schedule, (A) the conduct of the business of the Company as now conducted does not, to the Company's Knowledge, infringe, violate or interfere with or constitute an appropriation of any copyright, trade secret, trademark or U.S. Patent of any Person, and there have been no claims made with respect thereto; and (B) the use of any of the Company Intellectual Property Rights in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any copyright, trademark, trade secret or U.S. Patent of any other person or entity, and there have been no claims made with respect thereto. Except as set forth in Section 4.1(l)(iii) of the
                                                 ------------------
         Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

                  (vii)  (A) Except as set forth on Section 4.1(l) of the
                                                    -------------
         Company Disclosure Schedule, the Company has not disclosed any source code regarding the Technology to any Person other than an employee or a consultant of the Company except pursuant to a written nondisclosure agreement as set forth in Section 4.1(l)(ix) of the Company Disclosure
                                   -----------------
         Schedule or an independent contractor subject to a written nondisclosure agreement; (B) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology; (C) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology; and (D) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed on Section 4.1(l)(viii) of the Company Disclosure Schedule, the Company
            -------------------
         has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

                  (viii) Section 4.1(l)(viii) of the Company Disclosure Schedule
                         -------------------
         sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Domain Names"). The Company has, and
                                          ------------
         after the Effective Time of the Merger the Combination Company will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

                  (ix) None of the Company's officers, employees, consultants, distributors, agents, representatives or advisors has entered into any agreement relating to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

         (m) No Default. The Company is not in default or violation (and no
             ----------
event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of: (i) its Articles of Incorporation and Bylaws; (ii) any Contractual Document, except any such defaults or violations that would not have a Material Adverse Effect on the Company; or (iii) any Order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except any such defaults or violations that would not have a Material Adverse Effect on the Company. Section 4.1(m) of
                                                              -------------
the Company's Disclosure Schedule sets forth, to the Company's Knowledge, all such defaults and violations as described in subsections (i), (ii), and (iii) set forth above.


         (n) Transactions With Affiliates. Except as set forth in Section 4.1(n)
             ----------------------------                         -------------
of the Company Disclosure Schedule, since September 30, 2001, the Company has not purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company in the ordinary course), (i) any employee of the Company, (ii) any Company Shareholder, (iii) any Person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with or by the Company or any officer, director or employee of the Company, or (iv) any member of the immediate family of any of the foregoing Persons.

         (o) Employee Benefit Matters.
             ------------------------

             (i) Employee Benefit Plan Listing. Section 4.1(o) of the Company
                 --------------------------------------------
         Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans. The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan, except to the extent such modification or amendment is required to be made in order to comply with applicable laws or to retain the tax-qualified or tax-favored status of an Employee Benefit Plan that intends to have such status. There has been no amendment, interpretation or other announcement (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason without penalty and without material liability or expense. None of the rights of the Company under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (ii)  Documents Provided. The Company has delivered to Itron
                        ------------------
         true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (A) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (B) all summary plan descriptions, summaries of material modifications and all employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (C) all contracts and agreements currently in effect (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (D) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (E) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in liability to the Company since the date of the most recently completed and filed annual report; (F) all correspondence that has been exchanged within the last three years with any governmental entity or agency relating to such Employee Benefit Plan; (G) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices;
         (H) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years; and (I) the most recent registration statement, annual report (Form 11-K) and prospectus prepared in connection with such Employee Benefit Plan.

                  (iii) Compliance. With respect to each Employee Benefit Plan:
                        ----------
         (A) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in compliance with its terms and all applicable requirements of all applicable laws, statutes, Orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (B) the Company and all other Persons (including, without limitation, all fiduciaries) have, at all times, properly performed all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Employee Benefit Plan, including, without limitation, all reporting, disclosure and notification obligations; (C) neither the Company nor any fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (D) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and (E) the Company has not incurred, and there exists no condition or set of circumstances in connection with which the Company, the Combination Company or Itron could incur, directly or indirectly, any material liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

                  (iv)   Qualification. Each Employee Benefit Plan that is
                         -------------
         intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either (A) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or (B) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. No fact exists or is reasonably expected by the Company to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in Section 416 of the Code.

                  (v)    Contributions, Premiums and Other Payments. All
                         ------------------------------------------
         contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the Financial Statements. All income taxes and wage taxes that are required by law to be withheld from benefits derived under the Employee Benefit Plans have been properly withheld and remitted to the proper depository.

                  (vi)   Related Employers. The Company is not, and has never
                         -----------------
         been, a member of (A) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (B) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (C) an affiliated service group, within the meaning of
         Section 414(m) of the Code, or (D) any other group of Persons treated as a single employer under Section 414(o) of the Code.

                  (vii)  Multiemployer, Defined Benefit and Money Purchase
                         -------------------------------------------------
         Pension Plans and Multiple Employer Welfare Arrangements. The Company
         --------------------------------------------------------
         does not maintain or contribute to, and has never maintained or contributed to (or been obligated to maintain or contribute to), (A) a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, (B) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code,
         (C) an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (D) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA or (E) a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code.

                  (viii) Post-Employment Benefits. Neither the Company nor any
                         ------------------------
         Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than
         (A) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (B) retirement benefits under any Employee Benefit Plan that is qualified under

     Section 401(a) of the Code, and (C) deferred compensation that is accrued as a current liability on the Financial Statements.

          (ix)  Suits, Claims and Investigations. There are no actions, suits or
                --------------------------------
     claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other governmental entity or agency, and, to the knowledge of the Company, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.


     (p)  Employment Matters. Except as disclosed in Section 4.1(p) of the
          ------------------                         --------------
Company Disclosure Schedule:

          (i) the Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law;

          (ii) there is no labor strike, dispute, slowdown or stoppage pending or, to the Company's Knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation;

          (iii) to the Company's Knowledge, no organizational efforts are presently being made or threatened by or on behalf of any labor union with respect to employees of the Company;

          (iv) each employee, officer and consultant of the Company has executed a nondisclosure agreement in the form provided to Itron, and to the Company's Knowledge, no employee (or Person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party; and

          (v) with the exception of Fred A. Brown, all employees of the Company are employed on an "at will" basis, and, to the Company's Knowledge, are eligible to work and are lawfully employed in the United States.

     (q)  Environmental Matters. The business and operations of the Company is
          ---------------------
being conducted in compliance in all material respects with all limitations, restrictions, standards and requirements established under all environmental laws, and no facts or circumstances exist that impose, or, to the Company's Knowledge, with the passage of time, notice, cessation of operations or otherwise will impose, on the Company an obligation under environmental laws to conduct any removal, remediation or similar response action, at present or in the future.

         (r)  Title to and Condition of Properties. Except for liens or
              ------------------------------------
restrictions that would not have a Material Adverse Effect on the Company, the Company has title to all of the Assets, free and clear of any material liens or restrictions that would preclude their current use, except: (i) liens of current taxes and assessments not yet delinquent; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to materialmen, warehousemen and the like; and (iii) matters disclosed in Section 4.1(r) of the
                                                          --------------
Company's Disclosure Schedule. The Company has a valid leasehold interest in its Leased Properties. The Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company's offices, facilities and other structures and the Company's personal property are materially adequate for the uses to which they are being put and, to the Company's Knowledge, there are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or land use that currently or may prospectively prevent, or cause the imposition of material fines or penalties as the result of, the use of all or any portion of the real property for the conduct of the business as presently conducted. The Company has received all necessary approvals with regard to occupancy of the real property.

         (s)  Undisclosed Liabilities. Except as set forth on the Company
              -----------------------
Disclosure Schedule (and other than those directly incurred in connection with the execution of this Agreement), at the date of the most recent unaudited Financial Statements of the Company, the Company had not, and since such date the Company has not, incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

         (t)  Insurance. Section 4.1(t) of the Company Disclosure Schedule
              ---------  --------------
accurately lists in reasonable detail all material insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder.

         (u)  Absence of Questionable Payments. Neither the Company nor, to the
              --------------------------------
Company's Knowledge, any director, officer, agent or employee has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Neither the Company nor, to the Company's Knowledge, any current director, officer, agent or employee has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters. The Company has not received any notice that any transaction was improper or unlawful within the meaning of this Section
                                                                         -------
4.1(u).
------

         (v)  Bank Accounts. Section 4.1(v) of the Company Disclosure Schedule
              -------------  --------------
sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         (w)  Government Contracts. The Company has never been, nor as a result
              --------------------
of the consummation of the transactions contemplated by this Agreement will it be, suspended or debarred from bidding on contracts or subcontracts for any agency of the United States government or any foreign government, nor to the Company's Knowledge has such suspension or debarment been threatened or action for suspension or debarment been commenced.

         (x)  No Implied Warranties; Company Disclosure. The Company makes the
              -----------------------------------------
specific representations and warranties contained in this Agreement as modified by the Company's Disclosure Schedule; there are no implied representations or warranties. This Agreement and the Exhibits and Schedules hereto, taken as a whole, do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein as to the Company not misleading.

SECTION 4.2.   Representations and Warranties of Itron and the Combination
               -----------------------------------------------------------
Company. Itron and the Combination Company each represents and warrants to, and
-------
agrees with, the Company as herein set forth below. Such representations and warranties shall be deemed to be made as of the date hereof and as of the Closing Date. Disclosure of an item in response to one section of this Agreement shall constitute disclosure and response to every section of this Agreement, notwithstanding the fact that no express cross reference is made.

         (a)  Organization; Standing and Power. Itron and the Combination
              --------------------------------
Company are each respectively corporations duly organized and validly existing under the laws of the State of Washington and have the requisite corporate power and authority to own, operate and lease its properties and assets, to carry on their respective businesses as now being conducted and as currently proposed to be conducted, and to enter into and perform its obligations under the Operative Documents to which Itron or the Combination Company is a party, and to consummate the transactions contemplated hereby and thereby. Itron and the Combination Company are each respectively duly qualified to do business licensed as a foreign corporation and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a Material Adverse Effect on Itron and its subsidiaries, taken as a whole. The Combination Company was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with the transactions contemplated hereby, the Combination Company has no material assets or liabilities of any type.

         (b)  Itron Common Shares; Combination Company Capital Structure. The
              ----------------------------------------------------------
shares of Itron Common Shares to be issued pursuant to the terms of this Agreement have been adequately reserved and will, when issued, be validly issued, fully paid and non-assessable and not subject to preemptive or other similar rights. Such shares of Itron Common Shares will, upon the effectiveness of the Registration Statement, be approved for trading on Nasdaq. The authorized capital stock of the Combination Company consists of One Thousand (1,000) shares of common stock, $.001 par value, and no shares of preferred stock. As of the date of this Agreement, One Thousand (1,000) shares of the Combination Company's common stock are issued and outstanding in the name of Itron, and no other shares of capital stock of the Combination Company are issued and outstanding. All outstanding shares of capital stock of the Combination Company are validly issued, fully paid and nonassessable and not subject to preemptive or other similar rights.

         (c)      Authority; Non-contravention.
                  ----------------------------

                  (i) The Board of Directors of Itron and the Combination Company, respectively, have approved the Merger and the Operative Documents and determined the Merger and the Operative Documents to be in the best interests of Itron and the Combination Company and their respective shareholders. Itron and Combination Company, respectively, have the requisite corporate power and authority to enter into the Operative Documents and to consummate the transactions contemplated hereby. The execution and delivery of the Operative Documents by Itron and the Combination Company and the consummation by Itron and Combination Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Itron and Combination Company, respectively. The Operative Documents have been duly and validly executed and delivered by Itron and the Combination Company and constitute valid and binding obligations of Itron and the Combination Company, respectively, enforceable against Itron and the Combination Company in accordance with their terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and the application of general principles of equity, and (y) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


                  (ii) The execution, delivery and performance of the Operative Documents by Itron do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof will not, conflict with, or result in or constitute a violation of or any default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate or cancel or give rise to a right of termination, cancellation or acceleration with respect to (x) the Articles of Incorporation or the Bylaws of Itron or the Combination Company or any provision of the comparable organizational documents of any of their respective subsidiaries, or
         (y) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Itron or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (y), for any immaterial defaults, conflicts or violations. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required by or with respect to Itron or any of its subsidiaries in connection with the execution and delivery of this Agreement by Itron or the consummation by Itron of the transactions contemplated hereby, except for the filing with the SEC of
         (A) the Registration Statement (as defined in Section 6.l(b)), and (B)
                                                       ---------------
         such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Merger Filings with and approval by the Washington Secretary of State with respect to the Merger as provided in the WBCA and appropriate documents with the relevant authorities of other states in which Itron and the Combination Company is qualified to do business and such other consents, approvals, Orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on Itron and its subsidiaries, taken as a whole, and (iv) any filings required by Nasdaq or the NASD. No vote of the shareholders of Itron is necessary or required to approve or consummate any of the transactions contemplated hereby. The affirmative vote of Itron, as the sole shareholder of Combination Company, is the only vote of the holders of any class or series of capital stock of the Combination Company necessary to approve the transaction contemplated hereby.


         (d)  Information Supplied. None of the information supplied or required
              --------------------
to be supplied by Itron or the Combination Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Itron makes no representation or warranty regarding
--------  -------
information furnished or required to be furnished by or related to the Company. All documents that Itron is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (e)  Absence of Certain Changes or Events. Except as disclosed in the
              ------------------------------------
Itron SEC Documents, since September 30, 2001, Itron has conducted its business in the ordinary course of business consistent with past practice, and there has not been: (i) as of the date hereof, any changes, events or conditions with respect to Itron that has had or is reasonably likely to have a Material Adverse Effect on Itron and its subsidiaries, taken as a whole; (ii) any amendment of any material term of any outstanding equity security of Itron or any subsidiary;
(iii) any material damage, destruction, loss, whether or not covered by insurance; or (iv) any change in accounting methods, principles or practices by Itron materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.


         (f)  Brokers. Other than First Union Securities, Inc., all costs of
              -------
which shall be paid by Itron, Itron has not employed any broker, investment banker or other Person entitled to receive any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker.

         (g)  SEC Documents. Itron (and each of its predecessors, if any) has
              -------------
filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1999 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein collectively referred to herein as the "Itron SEC Documents"). As of their
                                        -------------------
respective dates, the Itron SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Itron SEC Documents, and none of the Itron SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that Itron's form 10K for 2000 and three 2001 Quarterly Reports on Form 10Q will be refiled with the SEC due to a restatement of Itron's annual 2000 and quarterly financial statements involving a change in accounting method for Itron's two outsourcing contracts from the percentage of completion, long-term contract method of accounting as specified by SOP 81-1 to the service method of accounting as specified in SAB No. 101. The consolidated financial statements of Itron included in the Itron SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Itron and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         (h)  Sufficient Funds. Itron has or will have as of the consummation of
              ----------------
the transactions contemplated by this Agreement, sufficient funds to make the payments provided in the Merger Consideration and to otherwise effect the transactions contemplated hereby and by the Operative Documents.

         (i)  No Implied Warranties. Itron makes the specific representations
              ---------------------
and warranties contained in this Agreement; there are no implied representations or warranties. This Agreement and the Exhibits and Schedules hereto, taken as a whole, do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein as to Itron not misleading.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company agrees (except as expressly contemplated by this Agreement or with Itron's prior written consent (with e-mail consent deemed sufficient for such purposes)), which will not be unreasonably withheld) that:

SECTION 5.1. Conduct of Business. The Company shall carry on its business in the
             -------------------
usual and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants, and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. The Company shall not:

         (a) grant any severance or termination pay to any officer, director or any employee of the Company;

         (b) commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of the Company's business, or (iii) for a breach of this Agreement;

         (c) enter into one or more agreements, contracts, or commitments, other than agreements, contracts, or commitments between the Company and its customers, that extend for a period of greater than one (1) year beyond the date of this Agreement or that obligate the Company to pay aggregate gross amounts in excess of $50,000, except for purchases in the ordinary course of business or draw-downs from the Company's existing revolving credit facility with Washington Trust Bank;

         (d) enter into one or more agreements, contracts, or commitments with customers, that extend for a period of greater than one (1) year beyond the date of this Agreement or that may produce for the Company proceeds to the Company in amounts in excess of $100,000;

         (e) fail, except for adequate replacement policies, to maintain in full force and effect each insurance policy listed on Section 4.1(t) of the Company's
                                                 -------------
Disclosure Schedule; or

         (f) make any capital expenditures in excess of $50,000.

         Notwithstanding the foregoing, the Company shall provide notice to Itron each time, if any prior to the Effective Time of the Merger, it draws-down an amount in excess of $200,000 from its existing revolving credit facility with Washington Trust Bank or Fred A. Brown. The Company shall not obtain a new line of credit from any commercial or other lender prior to the Effective Time of the Merger without the prior written consent of Itron.


SECTION 5.2. Dividends; Changes in Capital Stock. The Company shall not: (i)
             -----------------------------------
declare or pay any dividends on or make any other distributions in respect to any of its capital stock; (ii) split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution of shares of its capital stock; or (iii) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock; provided, however, nothing herein shall prevent the "net
               --------  -------
exercise" or exercise of any options to acquire Company Common Stock prior to the Closing Date or the exercise of the Warrant (as defined in that certain Warrant Exercise and Settlement Agreement dated as of even date herewith between the Company and GFI (the "Warrant Settlement Agreement").
                          ----------------------------

SECTION 5.3.  Issuance of Securities. The Company shall not issue, deliver, or
              ----------------------
sell, or authorize, propose, or agree or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any securities convertible into its capital stock or, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it to issue any such shares, or other convertible securities; provided, however, nothing herein shall prevent the
                        --------  -------
Company from issuing Company Common Stock on the valid exercise of any existing option or warrant to purchase Company Common Stock or the exercise of the Warrant (as defined in the Warrant Settlement Agreement).


SECTION 5.4.  Governing Documents.  The Company shall not amend its Articles of
              -------------------
Incorporation or Bylaws.

SECTION 5.5.  No Acquisitions. The Company  shall not  acquire or agree to
              ---------------
acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof.

SECTION 5.6.  No Dispositions. The Company shall not sell, lease, license,
              ---------------
transfer, mortgage, encumber, or otherwise dispose of any of its assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business or in amounts that are not material to the Business Condition of the Company.


SECTION 5.7.  Indebtedness. The Company shall not incur any indebtedness for
              ------------
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except in the ordinary course of business or in amounts that are not material to the Business Condition of the Company; provided, however, that nothing in this Section 5.7 shall be
                --------  -------
interpreted to prohibit borrowing by the Company pursuant to its existing lines of credit.


SECTION 5.8.  Claims.  The Company  shall not settle any  proceeding,  except in
              ------
the ordinary course of business or in amounts that are not material, individually or in the aggregate, to the Business Condition of the Company.

SECTION 5.9.  Other Actions. The Company shall not take any action that would
              -------------
cause or constitute a material breach of any of the representations and warranties set forth in Section 4.1 or that would cause any of such representations and warranties to be inaccurate in any material respect.


SECTION 5.10. Consents.  The Company will promptly  apply for or otherwise
              --------
seek, and use reasonable efforts to obtain, all consents and approvals, and make all filings, required with respect to the Company for the consummation of the Merger.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


SECTION 6.1. Shareholder Approval; Preparation of Registration Statement.
             -----------------------------------------------------------

         (a) The Company shall, as soon as practicable following the execution and delivery of this Agreement, but in any event not later than thirty (30) days following such execution and delivery, duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby.

         (b) Within the earlier of (i) five (5) days following the date that Itron shall have filed its 10-K/A annual report for calendar year 2000 with the SEC, or (ii) the later of (A) March 15, 2002 or (B) the Closing Date, Itron shall prepare and file with the SEC, and the parties hereto shall cooperate and use their commercially reasonable efforts to prepare and file, a registration statement on Form S-3 under the Securities Act (the "Registration Statement"),
                                                     ----------------------
and any necessary amendments or supplements thereto, relating to the resale of the Itron Common Shares to be issued by Itron to those Company Shareholders who are Accredited Investors in the Merger (the "Company Shareholder Accredited
                                             ------------------------------
Investors"). Each of the Company and Itron shall use its commercially reasonable
---------
efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing; provided, that, if Itron receives confirmation from the SEC at least three (3) Business Days prior to the Closing Date that the Registration Statement will not be reviewed by its staff, then Itron shall request of the SEC that the Registration Statement shall become automatically effective as of the Closing Date. Itron shall keep the Registration Statement effective for a period of one (1) year following the date that such Itron Common Shares were issued to the Company Shareholder Accredited Investors in the Merger. During such one-year period, the Company Shareholder Accredited Investors agree that, upon Itron's request, the Company Shareholder Accredited Investors will not sell such Itron Common Shares for a period of up to five (5) Business Days following Itron's request; provided, that Itron shall
                                                     --------
not be entitled to make such a request more than two (2) times in any calendar quarter. Itron shall also take such reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) as may be required to be taken under any applicable state securities laws in connection with the filing and effectiveness of the Registration Statement and the resale of the Itron Common Shares issued to those Company Shareholders who are Accredited Investors in the Merger, and the Company shall furnish all information concerning the Company and the Company Shareholders who are Accredited Investors as may be reasonably requested in connection with any such action. Itron will notify the Company promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or for additional information and will supply the Company with copies of all correspondence between Itron, or any of its representatives, and the SEC or its staff, with respect to the Registration Statement or the Merger. Itron shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or when any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Itron Common Shares issuable in connection with the Merger for offering or resale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time of the Merger, any information relating to the Company or Itron, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Itron which should be set forth in an amendment or supplement to the Registration Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the Company Shareholders and Itron. Itron shall, prior to the effectiveness of the Registration Statement, file with Nasdaq a Notification for Listing of Additional Shares providing for inclusion for quotation on Nasdaq of the shares of Itron Common Shares issuable as Initial Merger Consideration in connection with the Merger and resalable subject to such Registration Statement and shall use its reasonable best efforts to cause the shares of Itron Common Shares issuable as Initial Merger Consideration in connection with the Merger to be approved for quotation on Nasdaq, subject to official notice of issuance, prior to the effectiveness of the Registration Statement.


         (c) By no later than the earlier of (i) the date that any annual Earnout Payment becomes due and (ii) the thirty-first (31st) day of March following the applicable Earnout Period for which such Earnout Payment has become due, Itron shall have prepared and filed and caused to have become effective a registration statement for the registration and issuance or resale of any Itron Common Shares issuable as the Earnout Stock Portion of such Earnout Payment. Itron shall also take such reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) as may be required to be taken under any applicable state securities laws in connection with the issuance of the Itron Common Shares as the Earnout Stock Portion, if any, from time to time, and GFI shall furnish all information necessary for such registration statement concerning GFI. If at any time following the effectiveness of such registration statement, any information relating to GFI or Itron, or any of their respective Affiliates, officers or directors, should be discovered by GFI or Itron which should be set forth in an amendment or supplement to any such registration statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to GFI and Itron. Itron shall, prior to the effectiveness of any such registration statement, file with Nasdaq a Notification for Listing of Additional Shares providing for inclusion for quotation on Nasdaq of such shares of Itron Common Shares issuable in connection with such registration statement. Itron shall keep such registration statement effective for a period of ninety (90) days following the date that such Itron Common Shares were issued to GFI.


         (d) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.


SECTION 6.2. Access to Information; Confidentiality.
             --------------------------------------

         (a) Upon reasonable notice, the Company and Itron shall each (and Itron shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours during the period from the date hereof to the Effective Time of the Merger, to all of its properties, books, contracts, commitments and records, and during such period, each of the Company and Itron shall (and Itron shall cause each of its respective subsidiaries to) furnish promptly to the other all other information concerning its respective business, properties and personnel as such other party may reasonably request; provided,
                                                                     --------
however, that notwithstanding the foregoing provisions of this Section 6.2 or
-------                                                        -----------
any other provision of this Agreement, neither the Company nor Itron shall be required to provide to the other party any information that is subject to a confidentiality agreement and that relates primarily to a party other than the Company, Itron or any subsidiary or former subsidiary of Itron. Each of the Company and Itron agrees that it will not, and it will cause its respective representatives not to, use any information obtained pursuant to this Section
                                                                      -------
6.2 for any purpose unrelated to the consummation of the transactions
---
contemplated by this Agreement. That certain Nondisclosure Agreement, dated as of July 25, 2001 by and between the Company and Itron (the "Confidentiality
                                                            ---------------
Agreement"), shall apply with respect to information furnished by the Company,
---------
Itron and Itron's subsidiaries and their respective representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede all provisions of the Confidentiality Agreement in the event of a conflict.

         (b) Neither the Company nor Itron shall issue any statement or communication to the public or press regarding this Agreement or the proposed Merger without the prior written consent and approval of the other party, except as otherwise provided in Section 6.5. If this Agreement is terminated pursuant
                         -----------
to Article VIII by either the Company or Itron, the proposed terms of the Merger
   ------------
and all Merger related discussions shall remain confidential and shall not be disclosed to any Person without the consent of the other party except as may be required by law or regulatory authorities.


SECTION 6.3.  Commercially Reasonable Efforts; Notification.
              ---------------------------------------------

         (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 6.3, each of the parties
                                              -----------
agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, each of the Company and Itron and its respective Board of Directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.


         (b) The Company shall give prompt notice to Itron, and Itron shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall
                         --------  -------
affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.


SECTION 6.4. Fees and Expenses. Except as provided in Article VIII, all fees and
             -----------------                        ------------
expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, that Itron shall pay all fees related to the preparation, filing, printing and effectiveness of each of the registration statements to be filed hereunder pursuant to Sections 6.1(b) and 6.1(c).
            --------------      -----


SECTION 6.5. Public Announcements. Itron and the Company will consult with each
             --------------------
other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from shareholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. Except to the extent deemed necessary by Itron to comply with SEC or Nasdaq disclosure requirements, the parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed in writing upon prior to the issuance thereof.


SECTION 6.6. Agreement to Defend. In the event any claim, action, suit,
             -------------------
investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

SECTION 6.7.   Other Actions. Except as contemplated by this Agreement, neither
               -------------
Itron nor the Company shall, nor shall Itron permit any of its subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in
Article VII not being satisfied.
-----------

SECTION 6.8.   Retention Plan; Business Integration Plan. Prior to the Closing
               -----------------------------------------
Date, the Company and Itron shall cooperate and communicate in good faith on a plan for retaining key Company employees, and the respective management of the Company and Itron shall meet periodically to develop a business integration plan for the Interim Surviving Corporation following the consummation of the Merger.


SECTION 6.9.   Indemnification.
               ---------------

     (a) Itron agrees that all rights to indemnification (including rights to advancement of expenses) and exculpation for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former directors, officers, employees and agents of the Company (the "Indemnified Parties") as
                                                    -------------------
provided in its Articles of Incorporation or Bylaws and indemnity agreements shall survive the Merger, and the Interim Surviving Corporation, and Itron following the Step Two Merger, shall continue such indemnification rights in full force and effect in accordance with their terms and be financially responsible therefor, and Itron following the Step Two Merger.


     (b)  The obligations under this Section 6.9 shall not be terminated,
                                     -----------
modified or assigned in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party. The provisions of this
Section 6.9 are intended to be for the benefit of, and shall be enforceable by,
-----------
the parties hereto and each Indemnified Party, his heirs and his representatives. This Section 6.9 shall be binding upon all successors and
                      -----------
assigns of the Company, Itron and the Interim Surviving Corporation.


SECTION 6.10.  Blue Sky. Itron shall use commercially reasonable efforts to
               --------
obtain prior to the effectiveness of the Registration Statement any necessary permits and approvals under all applicable state securities or blue sky laws required to permit the resale by the Company Shareholders of the shares of Itron Common Shares to be issued in connection with the Merger subject to the Registration Statement.


SECTION 6.11.  The Combination Company and the Interim Surviving Corporation.
               -------------------------------------------------------------
Itron shall cause the Combination Company and the Interim Surviving Corporation to approve and adopt, and to perform its obligations in accordance with, this Agreement and shall take any and all steps reasonably necessary to cause the Combination Company and the Interim Surviving Corporation to effect the transactions contemplated hereby.


SECTION 6.12.  Conduct of Business During the Earnout Period.
               ---------------------------------------------

     (a) During the Earnout Period, Itron shall cause the Interim Surviving Corporation, and following the Step Two Merger, shall, in a commercially reasonable manner: (i) integrate the

Company's former activities into Itron's organization as a product group that supplies the LineSoft Product Line to Itron's business units, each of which are market-facing selling organizations; (ii) operate or cause the LineSoft Product Line to be operated in conformity with sound business practices; and (iii) shall make or cause to be made all business decisions with respect to the LineSoft Product Line in good faith, with the objective of maximizing each of the Earnout Payments as required by this Agreement, consistent with Itron management's primary fiduciary duties to all of its shareholders and consistent with past practice. Itron shall not take nor permit to be taken any action which has the objective of the avoidance, circumvention or minimization of any of the Earnout Payments. Itron may transfer any or all of the service businesses of the LineSoft Product Line to one or more other product groups within Itron provided that doing so will not prevent or hinder the direct measurement of Earnout Payments pursuant to Section 3.2.
                     -----------

     (b) Itron shall specify, as part of its incentive compensation system for fiscal years 2002, 2003 and 2004, that 100% bonus attainment with respect to all of the LineSoft Product Line's products shall be equal to those amounts as set forth on Schedule 6.12 attached hereto.
         -------------

SECTION 6.13.  Employee Matters. Each of the employee benefit plans of the
               ----------------
Company shall be terminated prior to or concurrent with the Effective Time of the Merger, including without limitation, the Company Stock Option Plan and 401(k); provided, however, that the Company's medical plans that are listed on
        --------  -------
Section 4.1(o) of the Company Disclosure Schedule shall survive the Effective Time of the Merger and terminate upon the date stated in such plans. All employees that either remain with the Interim Surviving Corporation or join Itron after the Merger will be eligible to participate in all of Itron's employee benefit plans that are generally available to all other Itron employees, and Itron shall make such participation available at Closing.


SECTION 6.14.  Tax Matters.
               -----------

     (a) The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns that are required to be filed by or with respect to the Company prior to the Closing Date. The Company may, however, extend the filing of the federal Income Tax Return for calendar year 2001, in which case Itron shall prepare or cause to be prepared and filed the Company's federal Income Tax Return for calendar year 2001. If Itron files any Tax Returns for periods ending on or prior to the Closing Date, Itron shall remit (or cause to be remitted) any Taxes due with respect to such Tax Returns. Itron shall permit the Shareholders' Representatives to review and comment on each such Tax Return files by Itron no later than thirty (30) days prior to the filing of such Tax Return and shall make such revisions to such Tax Returns as are reasonably requested by the Shareholders' Representatives.

     (b) Itron shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all periods that begin before the Closing Date but end on or after the Closing Date or for which Tax Returns are not required to be filed prior to the Closing Date. Itron shall remit (or cause to be remitted) any Taxes due with respect to such Tax Returns. Itron shall permit the Shareholders' Representatives to review and comment on each such Tax Return no later than thirty (30) days prior to the filing date of such Tax Return and shall make such revisions to such Tax Returns as are reasonably requested by the Shareholders' Representatives.

     (c) The Shareholders' Representatives shall cooperate fully, as and to the extent reasonably requested by Itron, in connection with the filing of Tax Returns pursuant to this Section 6.12 and any audit, litigation or other
                         ------------
proceeding with respect to Taxes of the Company, and shall make available to Itron and to any Governmental Entity, as reasonably requested in connection with any Tax Return described in Section 6.12, all information relating to any Taxes
                            ------------
or Tax Returns of the Company. Such cooperation shall also include, without limitation, the retention and (upon the other party's reasonable request) the provision of records and information that are reasonably relevant to any such Tax Return, audit, litigation or other proceeding.

     (d) At the Closing, each of Itron, the Combination Company and the Company shall deliver to Preston Gates & Ellis LLP a certificate setting forth certain representations and agreements for purposes of such counsel rendering an opinion as to federal income Tax consequences of the Merger, in substantially the form of the certificate bearing such party's name attached hereto as Exhibit H.
                                                                ---------

SECTION 6.15.  Itron Consents. Itron will promptly apply for or otherwise seek,
                     --------
and use reasonable efforts to obtain, all consents and approvals, including that of its lenders, and make all filings, required with respect to the Company for the consummation of the Merger. The Company will, at Itron's request, use reasonable efforts to assist Itron in obtaining all such consents and approvals.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

SECTION 7.1.   Conditions to Each Party's Obligation to Effect the Merger. The
               ----------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Shareholder Approval. The Company Shareholder Approval shall have been
          --------------------
obtained.

     (b)  Nasdaq National Market. The shares of Itron Common Shares issuable to
          ----------------------
the Company Shareholders pursuant to the terms of this Agreement shall have been approved for trading and included for quotation on Nasdaq prior to or simultaneous with the effectiveness of the Registration Statement, subject to official notice of issuance.

     (c)  Governmental Entity Approvals. All filings required to be made prior
          -----------------------------
to the Effective Time of the Merger with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time of the Merger from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a Material Adverse Effect on the Company or Itron (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.


     (d)  No Injunctions or Restraints. No temporary restraining order,
          ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the
                                               --------  -------
parties hereto shall, subject to Section 6.3, use reasonable efforts to have any
                                 -----------
such injunction, order, restraint or prohibition vacated.

     (e)  Registration Statement Filed. The Registration Statement shall have
          ----------------------------
been filed with the SEC by the earlier of (i) five (5) days following the date that Itron shall have filed its 10-K/A annual report for calendar year 2000 with the SEC, or (ii) the later of (A) March 15, 2002 or (B) the Closing Date.

     (f)  Blue Sky Filings. Itron shall have filed any and all material permits,
          ----------------
approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated hereby will be in compliance in all material respects with applicable laws.

     (g)  Consent of Itron's Lender. Itron shall have either (i) received the
          -------------------------
consent of its lender under its line of credit to consummate the Merger or (ii) have reasonably determined that its failure to obtain such consent would not have a Material Adverse Effect on Itron.


SECTION 7.2.   Conditions of Itron. The obligation of Itron to consummate the
               -------------------
Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Compliance. The agreements and covenants of the Company to be complied
          ----------
with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and Itron shall have received a certificate dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (b)  Certifications. The Company shall have furnished Itron with a
          --------------
certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the Company Shareholders. Copies of the Company's Articles of Incorporation, certified by the Washington Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

     (c)  Representations and Warranties True. The representations and
          -----------------------------------
warranties of the Company contained in this Agreement (other than any representations and warranties made as of a specific date and those made in
Section 4.1(f)) shall be true and correct in all material respects (except to
---------------
the extent the representation or warranty is already qualified by materiality and/or the phrase `Material Adverse Effect,' in which case it shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on the Company, and Itron shall have received a certificate to that effect dated the Closing Date and executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company.

     (d)  Consents; Related Matters. Itron shall have received evidence, in form
          -------------------------
and substance reasonably satisfactory to it, that such licenses, permits, consents (including those consents and prior written approvals for the assignment of each of the Material Contracts specified on Schedule 7.2(d)
                                                          ---------------
attached hereto), approvals, authorizations, qualifications and Orders of Governmental Entities and other third parties as are reasonably necessary in connection with the transactions contemplated hereby, including the Merger and the Step Two Merger, have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to the Interim Surviving Corporation, or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or Order had been obtained) have a Material Adverse Effect on the Interim Surviving Corporation after giving effect to the Merger.


     (e)  Company Counsel Opinion. Itron shall have received an opinion dated
          -----------------------
the Closing Date of Preston Gates & Ellis LLP, counsel to the Company, in the form of Exhibit F attached hereto.
        ---------

     (f)  No Litigation. There shall not be pending or threatened by any
          -------------
Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Itron or any of its subsidiaries any damages that are material in relation to Itron and its subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Interim Surviving Corporation of any material portion of the business or assets of the Company, or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Interim Surviving Corporation from effectively controlling in any material respect the business or operations of the Company.

     (g)  Escrow Agreement. The Shareholders' Representatives, on behalf of the
          ----------------
Company Shareholders, and the Escrow Agent shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit A.

     (h)  Termination of Certain Agreements. Any and all rights of refusal,
          ---------------------------------
co-sale rights and registration rights (other than pursuant hereto) for the benefit of the holders of Company Shares, or stock purchase rights relating to securities of the Company, all as set forth in the Company Disclosure Schedule, shall have terminated.

     (i)  Exercise or Termination of Warrants and Stock Purchase Rights;
          -------------------------------------------------------------
Conversion of Convertible Securities. Any and all warrants, options and stock
------------------------------------
purchase rights relating to securities of the Company, and any and all securities and notes convertible at any time into

Company Common Stock, vested and unvested, and regardless of restrictions on exercise or conversion, for shares of Company Common Stock shall have been exercised, converted, expired or terminated, as the case may be, immediately prior to the Effective Time of the Merger.

     (j)  No Material Adverse Effect. There shall not have occurred any change
          --------------------------
in the business or properties of the Company that would have a Material Adverse Effect on the Company (i) from the date of this Agreement through the earlier of thirty (30) days from the date hereof and the Closing Date, or (ii) if Itron shall not have received within thirty (30) days from the date hereof one or more consents or prior written approvals listed in Schedule 7.2(d) in the manner
                                              ---------------
contemplated by Section 7.2(d), then from the date of this Agreement through the
                --------------
date five (5) days after the date Itron shall have received all of such consents and prior written approvals.


SECTION 7.3.   Conditions of the Company. The obligation of the Company to
               -------------------------
consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Compliance. The agreements and covenants of Itron and the Combination
          ----------
Company to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and the Company shall have received a certificate dated the Closing Date on behalf of Itron and the Combination Company by the chief executive officer and the chief financial officer of Itron and the Combination Company to such effect.

     (b)  Certifications. Itron shall have furnished the Company with a
          --------------
certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of Itron and the Combination Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby, including the issuance, listing and delivery of the shares of Itron Common Shares pursuant hereto.


     (c)  Representations and Warranties True. The representations and
          -----------------------------------
warranties of Itron and the Combination Company contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on Itron and its subsidiaries, taken as a whole, and the Company shall have received a certificate to that effect dated the Closing Date and executed on behalf of Itron by the chief executive officer or the chief financial officer of Itron.

     (d)  Itron Counsel Opinion. The Company Shareholders shall have received an
          ---------------------
opinion dated the Closing Date of Perkins Coie L.L.P., counsel to Itron and the Combination Company, in the form of Exhibit G attached hereto.
                                    ---------

     (e)  No Litigation. There shall not be pending or threatened by any
          -------------
Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, the Interim Surviving Corporation or any of their respective subsidiaries any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Interim Surviving Corporation or any of its subsidiaries of any material portion of the business or assets of the Company, or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Interim Surviving Corporation or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

     (f)  No Material Adverse Effect. Since the date of this Agreement and for a
          --------------------------
period of the earlier of thirty (30) days from the date hereof or the Closing Date, there shall not have occurred any change in the business or properties of Itron that would have a Material Adverse Effect on Itron.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1.   Termination. This Agreement may be terminated and the Merger
               -----------
abandoned at any time prior to the Effective Time of the Merger pursuant to the following.

     (a) By mutual written consent of Itron, the Combination Company and the Company.

     (b)  By either Itron or the Company:

          (i) if the Company Shareholders fail to give any required approval of the Merger and the transactions contemplated hereby at the Company Shareholder Meeting or other duly held meetings of the Company Shareholders;


          (ii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an Order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or


          (iii) if the Merger shall not have been consummated on or before June 30, 2002; provided, however, that the right to terminate this Agreement
               --------  -------
     under this Section 8.1(b)(iii) shall not be available to any party whose
                -------------------
     failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before such date.

     (c)  by Itron:

          (i) if the Company (X) breaches in any material respect any of its representations or warranties herein such that the condition set forth in
     Section 7.2(c) cannot be satisfied within twenty (20) calendar days
     --------------
     following receipt by the Company of notice of breach, or (Y) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement within twenty (20) calendar days following receipt by the Company of notice of breach, if such failures result in or would reasonably be expected to result in a Material Adverse Effect on the Company; or

          (ii) if, in response to the public announcement or disclosure of any Takeover Proposal, the Company fails to hold within thirty (30) calendar days the Company Shareholders Meeting or other duly called meeting of the Company Shareholders to approve the Merger.


     (d) by the Company if Itron (X) breaches in any material respect any of its representations or warranties herein such that the condition set forth in
Section 7.3(c) cannot be satisfied within twenty (20) calendar days following
--------------
receipt by Itron of notice of breach, or (Y) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement within twenty (20) calendar days following receipt by Itron of notice of breach, if such failures result in or would reasonably be expected to result in a Material Adverse Effect on Itron.

SECTION 8.2.   Effect of Termination. In the event of termination of this
               ---------------------
Agreement by either the Company or Itron as provided in Section 8.1, this
                                                        -----------
Agreement shall forthwith become void and have no effect, without any current or future liability or obligation on the part of Itron or the Company, other than the confidentiality provisions of Sections 6.2, 6.4, 6.5 and the provisions of
                                  ------------  ---  ---
Articles IX. Any termination of this Agreement pursuant to Section 8.1 shall not
-----------                                                -----------
relieve any party hereto for liabilities related to any breach of any of its representations, warranties, covenants or agreements in this Agreement, which right to recover damages shall be in addition to (and not exclusive of) any other remedy at law or in equity available to any party. Notwithstanding and in addition to the foregoing, if Itron or the Company terminates this Agreement following a breach hereof by the other party, in accordance with Section 8.1(c)
                                                                 --------------
or Section 8.1(d), respectively, such breaching party shall reimburse the
   --------------
non-breaching party for all of its reasonable out-of-pocket expenditures incurred in connection with this Agreement.


SECTION 8.3.   Amendment. This Agreement may be amended by the parties at any
               ---------
time before or after any required approval of matters presented in connection with the Merger by the Company Shareholders; provided, however, that after any
                                             --------  -------
such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


SECTION 8.4.   Extension; Waiver. At any time prior to the Effective Time of the
               -----------------
Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or
               -----------
conditions contained
herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. If, prior to the Closing Date, either party to this Agreement acquires actual knowledge of any specific information inconsistent with the representations and warranties of the other party to this Agreement, such party shall provide such information to the other party; and, if such party nevertheless elects not to terminate this Agreement, then such party shall not be entitled to rely on any representations or warranties which are inconsistent with such information.


SECTION 8.5.   Procedure for Termination, Amendment, Extension or Waiver. A
               ---------------------------------------------------------
termination of this Agreement pursuant to Section 8.1, an amendment of this
                                          -----------
Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
                      -----------                                       -------
8.4 shall, in order to be effective, require in the case of Itron or the
---
Company, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

                                   ARTICLE IX

                      NO SOLICITATION; BOARD FIDUCIARY DUTY

SECTION 9.1.   No Solicitation. Prior to the Effective Time of the Merger, the
               ---------------
Company agrees that neither it, nor any of its directors, officers, employees, agents or representatives will (i) solicit or initiate any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or substantially all of the assets or capital stock of the Company (a "Takeover
                                                                    --------
Proposal") or (ii) negotiate, explore or otherwise engage in discussion with any
--------
Person (other than Itron and its representatives) with respect to any Takeover Proposal, or which may reasonably be expected to lead to a Takeover Proposal, or
(iii) enter into any agreement, arrangement or understanding with respect to any such Takeover Proposal or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that the Company may, in response to an
           --------  -------
unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to, negotiate or otherwise engage in discussions with such third party, if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and based upon advice of outside counsel, that such action is required for the Board of Directors to comply with its fiduciary duties under applicable law.

SECTION 9.2.   Termination of Current Discussions. Except as may be required
               ----------------------------------
pursuant to the fiduciary duties of the Company's Board of Directors under applicable law, the Company agrees that, as of the date hereof, it and its directors, officers, employees, agents and representatives, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Itron and its representatives) conducted heretofore with respect to any Takeover Proposal. The Company agrees to promptly advise Itron of any inquiries or proposals received by, any such information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, or any of its directors, officers, employees, agents or representatives, in each case from a Person (other than

Itron and its representatives) with respect to a Takeover Proposal, and the terms thereof, including the identity of such third party and the general terms of any financing arrangement or commitment in connection with such Takeover Proposal, and, except as may otherwise be required pursuant to the fiduciary duties of the Company's Board of Directors under applicable law, to update on an ongoing basis or upon Itron's reasonable request, the status thereof, as well as any actions taken or other developments pursuant to this Article IX. As used
                                                         ----------
herein, a "Superior Proposal" means a bona fide, written and unsolicited
           -----------------
proposal or offer made by any Person (or group) (other than Itron or any of its subsidiaries) with respect to a Takeover Proposal on terms which the Board of Directors of the Company determines in good faith, and in the exercise of reasonable judgment, to be more favorable to the Company and its shareholders than the transactions contemplated hereby.


SECTION 9.3.   Fiduciary Duty; Recommendation of Merger. The Company's Board of
               ----------------------------------------
Directors shall use its reasonable best efforts to obtain from the Company Shareholders the vote required by the WBCA in favor of the adoption of the Merger and this Agreement, including the transactions contemplated hereby, and shall recommend to the Company Shareholders that they so vote; provided, that
                                                               --------
the Company's Board of Directors shall not be required to use such reasonable best efforts to obtain the vote in favor of the adoption of the Merger and this Agreement or to make or continue to make such recommendation if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such reasonable best efforts to obtain the vote in favor of the adoption of this Agreement or making or continuing to make such recommendation would cause the members of the Company's Board of Directors to breach any of their fiduciary duties under applicable laws. Notwithstanding anything to the contrary in this Agreement, (i) the Company shall be required to submit the Merger proposal for approval by the Company Shareholders at the Company Shareholders Meeting or other duly held meeting of the Company Shareholders, whether with or without the recommendation of the Company's Board of Directors, and (ii) recognizing that special circumstances, as provided in Section 23B.11.030 of the WBCA, may exist, the Company shall not alter its actions in a manner that would prevent the Company from complying with its agreement to hold a meeting of the Company Shareholders to act on the Merger and this Agreement as described in the preceding clause (i) of this sentence.

                                    ARTICLE X

                                 INDEMNIFICATION

SECTION 10.1.  Indemnification by Company Shareholders. Subject to Sections 10.5
               ---------------------------------------             -------------
and 10.6, each of the Company Shareholders shall, on a several, proportionate
    ----
basis as specified below in Section 10.6(a), defend, indemnify, and hold Itron
                            ---------------
and the Interim Surviving Corporation and their respective directors, officers and other Affiliates harmless from and against, and to reimburse Itron and the Interim Surviving Corporation and their respective directors, officers and other Affiliates with respect to, any and all Losses incurred by them by reason of or arising out of or in connection with: (a) any breach, or any claim (including claims by parties other than Itron) that if true, would constitute a breach of any representation or warranty of the Company contained in this Agreement (other than representations or warranties set forth in Section 4.1(j), (b) the failure,
                                                --------------
partial or total, of the Company to perform any
agreement or covenant required by this Agreement to be performed by it or (c) any Taxes of the Company arising in or attributable to any taxable period (or portion thereof) ending on or before the Closing Date (other than any Taxes of the Company arising as a result of the Merger) to the extent that such Taxes, in the aggregate, exceed One Hundred Thousand Dollars ($100,000); provided, that
                                                               --------
Itron shall take all commercially reasonable efforts to collect any sales and use Taxes from the applicable customers pursuant to their agreements with the Company prior to seeking indemnification from the Company Shareholders pursuant to Section 10.1(c) above. The indemnification obligations of the Company
   ---------------
Shareholders pursuant to clauses (a) and (b) of the foregoing sentence shall apply only to the extent that the aggregate Losses incurred in connection therewith exceed Three Hundred Thousand Dollars ($300,000). Notwithstanding anything to the contrary herein, with respect to any claims, Itron and the Interim Surviving Corporation shall use commercially reasonable efforts to access any applicable insurance of the Company in existence at the Effective Time of the Merger prior to seeking indemnification from the Company Shareholders pursuant to Section 10.1. Any payment made pursuant to this Section
                         ------------                                    -------
10.1 shall be treated first as an adjustment to the Cash Portion of the Merger
----
Consideration.


SECTION 10.2.  Indemnification by Itron. Subject to Section 10.5, Itron agrees
               ------------------------             ------------
to defend, indemnify, and hold harmless the Company Shareholders from and against, and to reimburse the Company Shareholders with respect to, any and all Losses incurred by the Company Shareholders by reason of or arising out of or in connection with: (a) any breach, or any claim (including claims by parties other than the Company or the Company Shareholders) that if true, would constitute a breach of any representation or warranty of Itron contained in this Agreement, and (b) the failure, partial or total, of Itron to perform any agreement or covenant required by this Agreement to be performed by it, but only to the extent that the aggregate Losses incurred in connection therewith exceed Three Hundred Thousand Dollars ($300,000).


SECTION 10.3.  Claims Between the Parties. All claims for indemnification under
               --------------------------
this Agreement, other than Third Party Claims as described in Section 10.4,
                                                              ------------
shall be resolved in accordance with the following procedures:

     (a)  Notice of Claims.
          ----------------

          (i) If an indemnified party reasonably believes that it has incurred or may incur any Losses, it shall deliver a Claim Notice to the indemnifying party with respect to such Losses. The failure to give such notice shall not affect the rights of the indemnified party or parties except to the extent that the indemnifying party is materially prejudiced by such failure.

          (ii) When Losses are actually incurred or paid by an indemnified party or on an indemnified party's behalf or otherwise fixed or determined, the indemnified party shall deliver a Payment Certificate to the indemnifying party for such Losses.

          (iii) If, after receiving a Payment Certificate, the indemnifying party desires to dispute such claim or the amount claimed in the Payment Certificate, it shall deliver to the indemnified party within thirty (30) days a Counternotice as to such claim or amount. If no such Counternotice is received within the aforementioned thirty (30) day period, the indemnifying party shall be deemed to have accepted liability in respect of the Payment Certificate.

          (iv) The parties will use good faith efforts for a thirty (30) day period in an effort to resolve the issue. If, however, within thirty (30) days after receipt or deemed receipt by the indemnified party of the Counternotice to a Payment Certificate, the parties have not reached agreement as to the claim or amount in question, the claim for indemnification shall be decided in accordance with the provisions of
     Section 10.3(b), unless otherwise specified in this Agreement.
     ---------------

          (v) With respect to any Losses for which indemnification is being claimed based upon an asserted liability or obligation to a Person or entity not a party to this Agreement, the obligations of the indemnifying party hereunder shall not be reduced as a result of any action by the indemnified party in responding to such claim if such action is reasonably required to minimize damages, avoid a forfeiture or penalty, or comply with a legal requirement.

          (vi)  For purposes of this Section 10.3, a Company Shareholder who is
                                     ------------
     an indemnifying party hereunder shall be deemed to have received notice for purposes of this Article X, once the Shareholders' Representatives have all
                      ---------
     received a Claim Notice or Payment Certificate, as applicable.


     (b)  Resolution of Claims.
          --------------------

          (i) All claims for indemnification under this Agreement, other than Third Party Claims as described in Section 10.4, shall be submitted to
                                        ------------
     final and binding arbitration in Spokane, Washington, which arbitration shall, except as specifically stated herein, be conducted in accordance with the CPR Non-Administered Arbitration Rules (the "CPR Rules") then in
                                                           ---------
     effect; provided, however, that the parties agree first to try in good
             --------  -------
     faith to resolve any claim for indemnification that does not exceed Five Hundred Thousand Dollars ($500,000) by mediation under the CPR Mediation Procedure for Business Disputes, before resorting to arbitration; provided,
                                                                       --------
     further, that, in the event of an arbitration, the arbitration provisions
     -------
     of this Agreement shall govern over any conflicting rules which may now or hereafter be contained in the CPR Rules.


          (ii) The final decision of the arbitrator(s) shall be a reasoned opinion based on applicable law and furnished in writing to the parties and will constitute a conclusive determination of the issue in question, binding upon the parties. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a claim for indemnification. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction over the subject matter thereof.


          (iii) Any such arbitration shall be conducted before a single arbitrator, who will be compensated for his or her services, as provided below in Section 10.3(b)(v), at a rate to be determined by the parties or
              ------------------
     pursuant to the CPR Rules, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.


          (iv) The parties shall select the arbitrator by mutual agreement promptly following initiation of arbitration in accordance with the CPR Rules; provided, however, that in the event the parties are unable to reach
            --------  -------
     such agreement within twenty (20) days of initiation, the CPR shall have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or who are partners in a major law firm; provided, however, that such accounting firm or law firm cannot be a firm
     --------  -------
     that has within the last three (3) years rendered, or is then rendering, services to any party hereto or, in the case of a law firm, appeared, or is then appearing, as counsel of record in opposition to any party hereto. Any arbitrator selected to serve shall be qualified by training and experience for the matters for which such arbitrator is designated to serve. If the parties are unable to agree upon one arbitrator, each shall appoint an arbitrator and these appointees shall appoint a third arbitrator, in which case the arbitration determination shall be made by a majority decision of the three selected arbitrators.

          (v) The prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the prevailing party and the amount of such fees and costs to be allocated to such party. Any amounts payable under this subsection will be reimbursed as if the amount of such awarded fees and costs were not contested, and the parties will have no further liability for any amounts payable under this
     Section 10.3(b) for such fees and costs.
     ---------------

          (vi) The arbitrator(s) chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or any other documents that are executed in connection therewith.


SECTION 10.4.  Third Party Claims.
               ------------------

     (a) If an indemnified party receives notice of a demand for arbitration, summons or other notice of the commencement of a proceeding, audit, investigation, review, suit or other action by a third party (any such action a "Third Party Claim") for which it intends to seek indemnification hereunder, it
 -----------------
shall give the indemnifying party prompt written notice of such claim (together with all copies of the claim, any process served, and all filings with respect thereto), so that the indemnifying party's defense of such claim under this
Section 10.4 may be timely instituted. The indemnifying party under this Article
------------                                                             -------
X shall have the right to conduct and control, through counsel (reasonably
-
acceptable to the indemnified party) of its own choosing and at its own cost, any Third Party Claim, compromise, or settlement thereof. Assumption by an indemnifying party of control of any such defense, compromise, or settlement shall not be a waiver by it of its right to challenge its obligation to indemnify the indemnified party. The indemnified party may, at its election, participate in the defense of any such claim, action, or suit through counsel of its choosing, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party with respect to such defenses).

     (b) If the indemnifying party fails to defend diligently any Third Party Claim, then the indemnified party may defend, with counsel of its own choosing, and (i) settle such Third Party Claim and then recover from the indemnifying party the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense, or (ii) litigate the Third Party Claim to the completion of trial or arbitration and then promptly recover from the indemnifying party the reasonable costs and expense of such defense and the amount of the judgment, verdict or award, if any, against the indemnified party.

     (c)  Notwithstanding Section 10.4(b)(i), the indemnifying party shall not
                          ------------------
be liable to pay or otherwise satisfy any settlement of a Third Party Claim unless the indemnified party shall have given the indemnifying party written notice of the terms of the proposed settlement at least twenty (20) days prior to entering into such settlement.

     (d) Without the consent of the indemnified party, the indemnifying party shall not compromise or settle any Third Party Claim if such settlement involves an admission of liability or wrongdoing on the party of the indemnified party, or a restriction on the operation of the indemnified party's business in the future or would adversely affect the business reputation or Tax liability of the indemnified party. No Third Party Claim may be settled by an indemnifying party without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. No settlement of a Third Party Claim that involves the payment of money only shall be made by any indemnifying party unless the indemnifying party has and reserves a sufficient amount of immediately available funds to provide for such settlement.


     (e) Itron, the Shareholders Representatives, and the Interim Surviving Corporation shall cooperate in all reasonable respects with each other in connection with the defense, negotiation, or settlement of any legal proceeding, claim, or demand referred to in this Section 10.4.
                                     ------------

SECTION 10.5.  Time Limit. The provisions of this Article X (other than the last
               ----------                         ---------
sentence of Section 10.6(a)) shall apply only to Losses that are incurred or
            ----------------
relate to claims, demands, or liabilities that are asserted or threatened before the expiration of the earlier of: (x) the period thirty (30) days after completion in calendar year 2003 of the Itron 2002 calendar year audit and (y) April 30, 2003; provided, however, that: (i) the obligation of either party to
                --------  -------
indemnify the other and its directors and officers for such claims for which a Claim Notice is given within the time period set forth above shall continue until the final resolution of each such claim; (ii) the limitation set forth in this Section 10.5 shall not apply to any right to indemnification for a failure
     ------------
to perform any agreement or covenant set forth in this Agreement or for any of the representations set forth in Sections 4.1(a), 4.1(b) 4.1(c)(i), 4.2(a),
                                 ---------------  ------ ---------  ------
4.2(b) and 4.2(c)(i), which shall survive the Effective Time of the Merger
------     ---------
indefinitely; and (iii) the representations set forth in Section 4.1(j) shall
                                                         --------------
survive until the expiration of the applicable statute of limitations. Furthermore, the right to indemnification for Taxes under Section 10.1(c) hereof
                                                          ---------------
shall survive until the expiration of the applicable statute of limitation for such Taxes.

SECTION 10.6.  Limitations.
               -----------

     (a) The aggregate amount for which the Company Shareholders shall be liable pursuant to this Article X shall not exceed Three Million Dollars
                        ---------
($3,000,000); provided, however, that the limitation set forth in this Section
              --------  -------                                        -------
10.6 shall not apply to any right to indemnification under Section 10.1(c) or
----
any right to indemnification for any breach or claim of breach of the representations and warranties contained Sections 4.1(a), 4.1(b), or 4.1(c)(i).
                                         ---------------  ------     ---------
In addition, the liability of each Company Shareholder shall not exceed such Company Shareholder's proportionate share of the Three Million Dollars ($3,000,000) as set forth on Schedule 10.6. Except for Losses based upon fraud
                             -------------
or knowing misrepresentation, the sole remedy of Itron for breaches of this Agreement shall be claims made in accordance with and subject to the limitations in this Article X.
        ---------

     (b)  The indemnification obligations of the Company Shareholders under this
Article X shall be satisfied: (i) by payment to Itron of a proportionate amount
---------
of the obligations by all Company Shareholders other than GFI from the Escrow and (ii) by payment of a proportionate amount of the obligations from GFI. Such proportionate amounts are as set forth on Schedule 10.6. The aggregate value of
                                          -------------
claims paid by means of the payments to Itron pursuant to this Article X shall
                                                               ---------
be deemed to reduce the total Merger Consideration otherwise payable to the Company Shareholders pursuant to Section 3.1.
                                 -----------

SECTION 10.7.  Shareholders' Representatives.
               -----------------------------

     (a) Johnny Humphreys, Fred A. Brown and GFI shall be constituted and appointed as agents (the "Shareholders' Representatives") for and on behalf of
                          -----------------------------
the Company Shareholders, their respective Affiliates and their respective representatives to give and receive notices and communications, to organize or assume the defense of third-party claims, to agree to, negotiate or enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to third-party claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Representatives for the accomplishment of the foregoing. Unless and until GFI designates any other individual to serve as its designee, all communications with GFI in its Shareholders' Representative capacity shall be addressed to the attention of Andrew Osler. Such agency may be changed by the holders of at least seventy-five percent (75%) of the Company Common Stock at the Effective Time of the Merger upon not less than ten (10) days' prior written notice to Itron. No bond shall be required of the Shareholders' Representatives, and the Shareholders' Representatives shall receive no compensation for services rendered; provided, however, that they shall be entitled to reimbursement of their expenses in serving as Shareholders' Representatives. Notices or communications to or from the Shareholders' Representatives shall constitute notice to or from the Company Shareholders. Notwithstanding the foregoing, nothing in this Section
                                                                         -------
10.7 shall be construed to alter the authority of GFI with respect to its rights
----
under Section 3.2.
      -----------

     (b) The Shareholders' Representatives shall not be liable to any of the Company Shareholders for any act done or omitted hereunder as Shareholders' Representatives except to the extent they individually or collectively acted with gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence that the Shareholders' Representatives did not act with gross negligence or willful misconduct. The Company Shareholders shall severally and proportionately indemnify the Shareholders' Representatives and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Representatives and arising out of or in connection with the acceptance or administration of the duties hereunder.


     (c) The Shareholders' Representatives shall have reasonable access to information about the former Company business and operations and the reasonable assistance of Itron's officers and employees for purposes of performing their duties and exercising their rights hereunder; provided, that the Shareholders'
                                              --------
Representatives shall treat confidentially and not disclose any nonpublic information from or about Itron to anyone (except on a need to know basis to individuals who agree to treat such information confidentially). The Shareholders' Representatives shall be third party beneficiaries of the terms of this Section 10.7(c).
     ---------------

SECTION 10.8.  Actions of the Shareholders' Representatives. A unanimous
               --------------------------------------------
decision, act, consent or instruction of the Shareholders' Representatives shall constitute a decision of all Company Shareholders and shall be final, binding and conclusive upon each such Company Shareholders and Itron may rely upon any written decision, act, consent or instruction of the Shareholders' Representatives as being the decision, act, consent or instruction of the Company Shareholders. Itron is hereby relieved from any liability to any Person for any acts done by them in accordance with such written decision, act, consent or instruction of the Shareholders' Representatives.

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.1.  Survival of Representations and Warranties. The representations
               ------------------------------------------
and warranties made by the parties to this Agreement and contained herein or in any instrument delivered by the Company or Itron pursuant to this Agreement shall survive until the expiration of the earlier of: (x) the period thirty (30) days after completion in calendar year 2003 of the Itron 2002 calendar year audit and (y) April 30, 2003; provided, that, the representations and warranties
                              --------
contained in Section 4.1(j) shall survive until the relevant expiration of the
             --------------
statute of limitations period and Sections 4.1(a), 4.1(b), 4.1(c)(i), 4.2(a),
                                  ---------------  ------  ---------  ------
4.2(b) and 4.2(c)(i) shall survive indefinitely.
------     ---------

SECTION 11.2.  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to the Company, to:

          LineSoft Corporation
          12310 East Mirabeau Parkway
          Spokane, WA 99216
          Attention: Fred A. Brown
          Telephone: (509) 928-1707
          Facsimile: (509) 928-2581

          with a copy to:

          Preston Gates & Ellis LLP
          701 Fifth Avenue, Suite 5000
          Seattle, WA 98104-7078
          Attention: C. Kent Carlson
          Telephone: (206) 623-7580
          Facsimile: (206) 623-7022

     (b)  if to Itron, to:

          Itron
          2818 North Sullivan Road
          Spokane, WA 99216
          Attention: David G. Remington
          Telephone: (509) 891-3488
          Facsimile: (509) 891-3334

          with a copy to:

          Perkins Coie L.L.P.
          1201 Third Avenue, Suite 4800
          Seattle, WA  98101-3099
          Attention: Andrew Bor
          Telephone: (206) 583-8888
          Facsimile: (206) 583-8500

     (c)  if to GFI, to:

          OCM/GFI Principal Opportunities Fund, L.P.11611 San Vicente Boulevard Suite 710
          Los Angeles, CA 90049
          Attention: Andrew Osler
          Telephone: (310) 442-0542

              Facsimile: (310) 442-0540

              with a copy to:

              Irell & Manella LLP
              1800 Avenue of the Stars, Suite 900
              Los Angeles, CA 90067
              Attention:  Anthony T. Iler
              Telephone: (310) 203-7602
              Facsimile: (310) 203-7199

     (d)      if to the Shareholders' Representatives, to:

              Johnny Humphreys
              15112 East Bella Vista Lane
              Veradale, WA 99037
              Telephone: (509) 990-2001
              Facsimile: (509) 927-8156

              Fred A. Brown
              6010 East Greenbluff Road
              Colbert, WA 99005
              Telephone: (509) 994-2009
              Facsimile: (509) 928-2581

              OCM/GFI Principal Opportunities Fund, L.P.
              Attn: Andrew Osler
              11611 San Vicente Boulevard
              Suite 710
              Los Angeles, CA 90049
              Telephone: (310) 442-0542
              Facsimile: (310) 442-0540

              with a copy to:

              Irell & Manella LLP
              1800 Avenue of the Stars, Suite 900
              Los Angeles, CA 90067
              Attention:  Anthony T. Iler
              Telephone: (310) 203-7602
              Facsimile: (310) 203-7199

SECTION 11.3.  Interpretation. When a reference is made in this Agreement to a
               --------------
Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

SECTION 11.4.  Counterparts; Facsimile Execution. This Agreement may be executed
               ---------------------------------
in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

SECTION 11.5.  Entire Agreement; No Third-Party Beneficiaries Except the Company
               -----------------------------------------------------------------
Shareholders & the Shareholders' Representatives. This Agreement (including the
------------------------------------------------
documents and instruments referred to herein) and the Confidentiality Agreement
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any Person other than the parties, the Company Shareholders and the Shareholders' Representatives any rights or remedies hereunder, except as otherwise specified herein.

SECTION 11.6.  Governing Law; Venue. This Agreement shall be governed by, and
               --------------------
construed in accordance with, the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, and venue for any action taken in connection herewith or related hereto shall exclusively reside in the Eastern District of Washington.

SECTION 11.7.  Assignment. Neither this Agreement nor any of the rights,
               ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 11.8.  Enforcement of this Agreement. The parties agree that irreparable
               -----------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 11.9.  Severability. In the event any one or more of the provisions
               ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  (remainder of page intentionally left blank)

         IN WITNESS WHEREOF, Itron, the Combination Company and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                         ITRON, INC.



                                         By: /s/ Leroy Nosbaum
                                            ------------------------------------
                                         Name: Leroy Nosbaum
                                              ----------------------------------
                                         Title: Chief Executive Officer
                                               ---------------------------------

                                         LS COMBINATION, INC.



                                         By: /s/ David G. Remington
                                            ------------------------------------
                                         Name: David G. Remington
                                              ----------------------------------
                                         Title: President
                                               ---------------------------------

                                         LINESOFT CORPORATION



                                         By: /s/ Fred A. Brown
                                            ------------------------------------
                                         Name: Fred A. Brown
                                              ----------------------------------
                                         Title: President
                                               ---------------------------------


                                         By: /s/ Johnny Humphreys
                                            ------------------------------------
                                         Name: Johnny Humphreys
                                              ----------------------------------
                                         Title: Chairman of the Board
                                               ---------------------------------